                      APPLICATION SOFTWARE PURCHASE AGREEMENT


     THIS AGREEMENT made as of the 30th day of September 1997 (the "Effective Date").

BETWEEN:

     [PURCHASER 2], an individual, having a business address at [ADDRESS],
FAX: [FAX] ("Purchaser")

OF THE FIRST PART AND

     ALYA INTERNATIONAL, INC., a Delaware corporation, having a business address at 2465 East Bayshore Road, No. 348, Palo Alto, CA 94303 (hereinafter referred to as "Alya")

OF THE SECOND PART

WHEREAS:

1.   Alya is the legal and beneficial owner of the Purchased Assets; and

2. Alya has agreed to sell and assign the Purchased Assets to Purchaser for use in the Territory, and Purchaser has agreed to purchase the Purchased Assets on the terms and conditions hereinafter set forth and contained.


     NOW THEREFORE in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE 1
                                INTERPRETATION

1.1       DEFINITIONS

     In this Agreement, the recitals and the schedules, if any, the following words, phrases and expressions shall have the following meanings:

a. "Application Software" means the computer programs consisting of the modules and having the functional and technical specifications more particularly described in Schedule A to this Agreement together with Enhancements;

b. "Asset Valuation Report" means the software valuation dated as of September 15, 1997, prepared for Purchaser by [APPRAISER];

c.   "Closing" has the meaning set out in Section 7.1;

d. "Closing Date" means September 30, 1997, or such other date as the parties may agree;

e. "Confidential Information" of a party (the "Disclosing Party") shall mean information of a confidential and proprietary nature relative to the Disclosing Party or its business and other matters deemed confidential and proprietary by the Disclosing Party, written notice of which is given to the party receiving such information (the "Receiving Party"); provided that the terms and subject matter of this Agreement and the Management Agreement, including the Application Software and the Purchased Assets, are deemed to be confidential without the need for written notice and shall at all times remain confidential, notwithstanding the exception to confidentiality noted in the next sentence. "Confidential Information" of the Disclosing Party shall not include:

     i. written information not clearly marked as confidential or oral disclosures not subsequently confirmed in writing as confidential;

     ii.  information which the Receiving Party can demonstrate

          A. was published or generally known in the industry at the time of its disclosure by the Disclosing Party, or became published or generally known in the industry without breach of this Agreement by the Receiving Party;

          B. was known to the Receiving Party at the time of disclosure by the Disclosing Party, independently of the Disclosing Party and without breach of an obligation of confidentiality to the Disclosing Party;

          C. is disclosed to the Receiving Party by a third party which had a right to disclose such information and was not in breach of an obligation of confidentiality to the Disclosing Party;

          D. is independently developed by the Receiving Party without use, directly or indirectly, of any Confidential Information of the Disclosing Party; or

          E. information required to be disclosed pursuant to applicable law, regulation, judicial or administrative order, lawful subpoena or enforceable discovery demand, provided the Receiving Party uses commercially reasonable efforts to obtain confidential treatment of such information and further provided that the Disclosing Party receives prior written notice of any pending disclosure, with sufficient time to protest disclosure or seek an adequate protective order.

f. "Customers" means any person using or distributing the Security System in the Territory;

g. "Documentation" has the meaning specified in Subsection v. of the definition of Purchased Assets;

h. "Enhancement" means any improvement, revision or other modification made to, or replacement of, the Application Software by Alya or any other person, to be utilized in connection with providing the Security System, including, without limitation, any improvement, revision or other modification which is necessary:

     i.   to provide Customers with then current Application Software; or

     ii. to maintain the Application Software as a state of the art or industry leading technology,

     including, without limitation, the changes set out in Appendix A.1 to Schedule A to the extent that Purchaser's manager pursuant to the Management Agreement continues to believe that they are commercially reasonable in light of then current market conditions and technical developments;

i.   "Infringement Claims" has the meaning specified in Subsection 5.1.b.;

j. "Intellectual Property" has the meaning specified in Subsection iv. of the definition of Purchased Assets";

k. "Letter of Representation" means a letter from Alya to [APPRAISER] in substantially the form attached as Schedule B;

l. "Management Agreement" means the Management and Marketing Agreement to be entered into by Purchaser and Alya on Closing for the management and marketing of the Purchased Assets;

m. "Note" means the 6.0% Secured Term Note, secured by the Purchased Assets, in substantially the form attached as Schedule D;

n. "Originality Certificate" means the Officer's Certificate in the form attached as Schedule C;

o.   "Purchase Price" has the meaning specified in Section 2.1;

p. "Purchased Assets" means the right to exclusively utilize, modify and develop the Application Software within the Territory and to exclusively distribute, market and sell the Application Software as incorporated in the Security System, within the Territory, and to utilize all of Alya's property and rights necessary for the operation of, or the realization of benefits from, the Application Software within the Territory, including, without limitation:

     i.   all products associated with or derivatives of the Application
          Software;

     ii. the benefit of all agreements necessary for the operation of, or the realization of the benefit from, the Application Software within the Territory, including, without limitation, a perpetual, non-exclusive, royalty free right to use, modify, develop and distribute within the Territory the OPEN cortex platform software, as described in Schedule G hereto, and any modification or revision thereto, solely in connection with the Application Software and the Security Systems, all service agreements and third party license agreements and all marketing and product business plans;

     iii. all inventions necessary for the operation of, or realization of the benefit from, the Application Software within the Territory, including, without limitation, ideas, research, discoveries, designs, systems, patterns, specifications, technology, know-how, formulae, confidential information, data, computer software development tools, operating systems, source code, object code, subroutines, algorithms, methods and processes;

     iv. all intellectual property rights necessary for the operation of, or realization of the benefit from, the Application Software within the Territory, including, without limitation, patents, trademarks, copyrights and trade secrets and applications for and the right to apply for any intellectual property (the items listed in paragraph (iii) and (iv) are hereinafter collectively referred to as the "Intellectual Property"); and

     v. copies of all records, documents (including, without limitation, user documentation and source code listings), correspondence, notes and rights related to the foregoing ("Documentation");

q.   "Purchase Price" has the meaning set out in Section 2.1;

r. "Section" means any section, subsection, article, clause, subclause, paragraph or subparagraph of this Agreement;

s. "Security Agent Agreement" means the Security Agent Agreement to be entered into by Alya, Purchaser and [SECURITY AGENT], as security agent, on the Closing, for the purpose of holding the Purchased Assets pursuant to the terms thereof;

t. "Security System" means the building access control system developed by Alya and known as the O.P.E.N.centrix-Open Platform for Essential Network, which includes, without limitation, the Application Software, the firmware containing the Application Software, the O.P.E.N.cortex platform software and all hardware related thereto; and

u. "Territory" means the geographical region of the United States as described in Schedule F.

1.2       INTERPRETATION

a. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section, Subsection or other portion of this Agreement and include any agreement amending or supplementing this Agreement. Unless something in the subject matter or context is inconsistent therewith, reference herein to Sections and Subsections are to Sections and Subsections of this Agreement.

b. Except as specifically stated in this Agreement, all references to currency are to Canadian dollars.

c. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same will be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires.

d. Headings are inserted in the Agreement for convenience of reference only and are not intended to affect the Agreement's interpretation.

1.3       SCHEDULES

     The following schedules are incorporated into and made part of this

Agreement:

Schedule A     -    Application Software Specifications
Schedule B     -    Letter of Representation
Schedule C     -    Originality Certificate
Schedule D     -    Form of Note
Schedule E     -    Exceptions to the representations and warranties set out in
                    Article 4, if any.
Schedule F     -    Territory
Schedule G     -    Description of O.P.E.N.cortex platform

                                     ARTICLE 2
                       AGREEMENT TO SELL, ASSIGN AND PURCHASE

2.1 Alya hereby sells, assigns and transfers all its right, title and interest in the Purchased Assets to Purchaser and Purchaser hereby purchases the entire right, title and interest of Alya therein, as of the Effective Date, at and for Eight Million Four Hundred Thousand Canadian Dollars (Cdn.$8,400,000)(the "Purchase Price") payable in accordance with Article 3 hereof.

2.2 The parties agree that the fair market value of the Purchased Assets is equal to the Purchase Price and agree that this determination is final and conclusive between them.

                                     ARTICLE 3
                             PURCHASE PRICE AND PAYMENT

3.1 The Purchase Price will be payable partly in cash and partly by execution and delivery of the Note for the balance of the Purchase Price as follows:

a. Cdn.$30,000 as a refundable deposit to be held in trust by Purchaser's solicitors and credited against the Purchase Price on the Closing Date; and

b.   Cdn.$750,000 on Closing, by wire transfer; and

c.   Cdn.$7,620,000 by execution and delivery of the Note.

3.2 Purchaser will deduct and remit any withholding tax required to be deducted and remitted in connection with any payment made under Section 3.1.

3.3 Purchaser will not be responsible for any taxes, levies or other similar assessments including, without limitation, sales or use taxes payable in connection with the purchase and sale contemplated by this Agreement, if any.

                                     ARTICLE 4
                           REPRESENTATIONS AND WARRANTIES

4.1  REPRESENTATIONS OF ALYA

     Alya hereby, undertakes, represents and warrants to Purchaser at the date hereof and at the Closing Date, and acknowledges that Purchaser is relying on such undertakings, representations and warranties that:

a. Alya is a corporation (i) duly incorporated and organized, validly subsisting and in good standing under the laws of the jurisdiction of its incorporation; (ii) duly authorized, with necessary and sufficient permits and licenses to enable it to own its properties and to carry on its business as presently owned and carried on by it; and (iii) having the power and authority and right to enter into this Agreement and each and every agreement and document to be executed and delivered by it pursuant hereto and to perform each of its obligations as therein and herein contained;

b. Alya has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby;

c. this Agreement constitutes the legal, valid and binding obligation of Alya, enforceable against it in accordance with its terms;

d. neither execution nor delivery of this Agreement and each and every other agreement executed and delivered by Alya pursuant hereto nor the fulfillment or compliance with any of the terms hereof or thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the articles and by-laws, as amended, of Alya or any material agreement or instrument to which Alya is subject or will require any consent or other action by any person or administrative or governmental body;

e. Alya now has and on the Closing Date will have good and marketable title, free and clear of any and all claims, liens, encumbrances, mortgages, security interests and charges, licenses or rights of other persons whatsoever to all of the Purchased Assets except as set out in Subsection
     4.1 e. of Schedule E;

f. there are no agreements or contracts or other documents pertaining to the acquisition or development of the Purchased Assets except as set out in Subsection 4.1 f. of Schedule E, copies of which have been delivered to Purchaser and its counsel;

g. the individuals involved in the development of the Application Software, the Purchased Assets or any element thereof, are or were:


     i. employees of Alya Systems, Inc. ("Alya Systems") who worked within the scope of their employment to develop the Application Software, the Purchased Assets, or any element thereof, and who executed a written waiver of their moral rights in the copyright to the foregoing in favor of Alya Systems; or

     ii. independent contractors or employees of independent contractors. Except as set forth in subsection 4.1g of Schedule E, each contractor was subject to agreements assigning their interest, if any, in the Application Software, Purchased Assets, or any element thereof to Alya Systems and executed a written waiver of their moral rights in the copyright to the foregoing in favor of Alya. Copies of ALYA System's standard Employee Invention Assignment and Confidentiality Agreement and Consultant Invention Assignment and Confidentiality Agreement are attached to Schedule E;

h. the Application Software does not contain any third party software. However, certain third party software is required to operate the Application Software and Alya has licenses for such third party software which allow Alya to market such software, directly or indirectly through sublicensees, as part of the Application Software and Alya will maintain such licenses in good standing for the benefit of Purchaser. None of the third party software is custom software developed specifically for use with the Application Software. All of the third party software is readily available in the open market and capable of being obtained by the Purchaser in the event a license terminates, or if the particular software is not capable of being obtained at such time, other software suitable for substitution therefor is readily available in the open market and Alya will modify, at its own cost and expense, the source code of the Application Software, if necessary, to be compatible;

i. the Application Software was not derived from any third party's pre-existing material except as set out in Subsection 4.1 i. of Schedule E;

j. Alya has not used or enforced or failed to use or enforce any Intellectual Property rights or other rights associated with the Application Software or Purchased Assets in any manner which could adversely affect the validity or enforceability of the Intellectual Property;

k. there is not, and has not been, any infringement or violation of Alya's rights in and to the Intellectual Property;

l. Alya has not received notice of any claim of adverse ownership, invalidity or other opposition to or conflict with the Purchased Assets;

m. there are now no and at the Closing Date will be no action, claim or demand or other proceedings pending or, to the best of its knowledge, threatened against Alya before any court or administrative agency which could materially adversely affect the financial condition or overall operations of Alya or the Purchased Assets, nor any judgment, order or decree enforceable against Alya which involves or may require the expenditure of money as a condition to or a necessity for the right or ability of Purchaser to conduct its business involving the Purchased Assets;

n. it has not entered into any agreement which would entitle any person to any valid claim against Purchaser for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the Purchased Assets or any other matters contemplated by this Agreement;

o. the Application Software has been developed in accordance with good professional standards applicable in the computer software industry including, without limitation, using modern flexible programming languages and development tools;

p. the Application Software operates in accordance with the applicable associated user Documentation;

q. none of the Purchased Assets has been disclosed to any third party except under obligations of confidentiality, the benefit of which obligations are hereby assigned to Purchaser;

r. there are no licenses, agreements, approvals or consents required or advisable to enable Alya to lawfully and properly market the Application Software in the Territory and no such licenses, agreements, approvals or consents will be required by Purchaser;

s. it has not done anything so as to preclude Purchaser from having full enjoyment and quiet possession of the Purchased Assets, subject to the terms and conditions herein;

t. there are no outstanding options, agreements of purchase and sale or other agreements or commitments obligating Alya to sell the Purchased Assets or any of them, except pursuant to this Agreement;

u. there are no taxes, levies or other similar assessments including, without limitation, sales, use or other taxes payable by Alya in connection with the purchase and sale contemplated by this Agreement;

v.   the Application Software is available for use;

w. the assumptions, referred to in the Asset Valuation Report, are true and correct;

x. the Application Software is application software and is not system software as the terms "application software" and "system software" are generally used and understood in the computer industry; and

y. all copyright, patent or trademark registrations or applications for registration of the Application Software in any jurisdiction have been disclosed to the Purchaser, including complete and accurate documentation relating thereto.

     All of the representations, warranties and covenants contained in this Agreement made and to be made by Alya will survive the Closing Date and continue in full force and effect for the benefit of Purchaser until full payment of all amounts owing under the Note.

4.2       REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser undertakes, represents and warrants to Alya at the date hereof and at the Closing Date and acknowledges that Alya is relying on such undertakings, representations and warranties that Purchaser is now and on the Closing Date will be an individual who has the power, authority and right to enter into this Agreement and each and every agreement to be executed and delivered by Purchaser pursuant hereto and to perform each of his obligations as therein and herein contained to purchase the Purchased Assets in accordance with the terms of this Agreement.

     The representations, warranties and covenants contained in this Agreement and made and to be made by Purchaser will survive the Closing Date and continue in full force and effect for the benefit of Alya while any money due on the Note is outstanding.

                                     ARTICLE 5
                                     COVENANTS

5.1       ALYA'S ASSUMPTION OF LIABILITY AND INDEMNITY

     Alya hereby covenants and agrees to be liable to Purchaser for and to indemnify and save harmless Purchaser from and against, effective as and from the Closing Date, any claims, demands, actions, causes of action, damages, losses, costs (including legal costs of a solicitor on a full indemnity basis), liabilities or expenses which may be made or brought against Purchaser and which it may suffer or incur as a result of, in respect of, or arising out of:

a. any non-fulfillment of or breach of any covenant, undertaking, representation or warranty on the part of Alya, under this Agreement or any document or instrument contemplated by this Agreement; and

b. subject to Section 5.2, infringement of any third party rights to the Intellectual Property as a result of the use of the Intellectual Property by Purchaser in accordance herewith on or after the Closing Date ("Infringement Claims").


5.2       INDEMNIFICATION PROCEDURE

     Upon the occurrence of an event giving rise to indemnification hereunder, Purchaser shall (i) give prompt notice to Alya of such events,
(ii) permit Alya's attorneys to handle and control the defense of such claims, at Alya's expense, and (iii) shall cooperate in the defense thereof.
 Purchaser may, at its own expense, participate in such defense, provided however, that, if Alya has agreed in writing to assume the defense of such claims, such participation expenses shall not become part of the indemnification claim. There shall be no settlements, whether agreed to in court or out of court, without the prior written consent of Alya and Purchaser, except that Alya may settle a claim without the consent of Purchaser if

(i) the settlement is purely monetary, (ii) Alya hereunder admits in writing its liability to Purchaser hereunder, and (iii) concurrently with such settlement, Alya pays the full amount owed thereunder. Notwithstanding the foregoing, in the event Alya does not assume the defense of any such claim or litigation in accordance with the terms hereof within the earlier of (i) thirty (30) days following written notice from Purchaser or (ii) the due date for response to any complaint filed, then Purchaser may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to Alya, on such terms as Purchaser may deem appropriate. In any action by Purchaser seeking indemnification from Alya in accordance with the provisions hereof, Alya shall not be entitled to object to the manner in which Purchaser defended such claim or the amount of or nature of any such settlement.

5.3       COVENANT NOT TO COMPETE

Purchaser acknowledges that the Purchased Assets have a territorial limitation, and Purchaser covenants that it will only market, distribute and sell the Application Software within the Territory. Alya covenants and agrees that it shall not market, distribute and/or sell the Application Software within the Territory or to any person that may use it in the Territory, except as agent for Purchaser, as contemplated in the Management Agreement. Alya retains the exclusive rights to use, modify, market, distribute and sell the Application Software, the Enhancements and the Intellectual Property in all regions of the world, other than the Territory. Nothing herein precludes Alya from selling the O.P.E.N.cortex platform and associated hardware as a stand-alone development platform.

5.4       OTHER COVENANTS

     Alya (and with respect to Section 5.4 d. only, Purchaser) covenants and agrees as follows:

a. until the Closing Date, Alya will not sell, license or otherwise dispose of any of the Purchased Assets or any part thereof or interest therein, or agree to do so, or enter into any negotiations with a view to any of the foregoing, without the prior approval of Purchaser;

b. Alya will make available to Purchaser for due diligence investigations, all information, documents and agreements pertaining to the development, acquisition and marketing of the Application Software, including, without limitation, computer code and related documentation, marketing and product business plans and the full cooperation of Alya management;

c. Alya will complete the Originality Certificate and deliver it to Purchaser and Purchaser's counsel on or before Closing;

d. each Receiving Party that receives Confidential Information from the Disclosing Party shall maintain such Confidential Information in confidence, shall not reveal the same to any third party (other than its employees on a need to know basis in connection with the Receiving Party's performance under this Agreement or the Management Agreement) and shall not use such Confidential Information, directly or indirectly, for any purpose other than as required in the performance of this Agreement or the Management Agreement; and

e. Alya will acquire, at its expense and in Purchaser's name, licenses for any third party software comprising part of the Purchased Assets not assignable or assigned by Alya to Purchaser.

                                     ARTICLE 6
                                CONDITIONS PRECEDENT

6.1       CONDITIONS TO PURCHASER'S OBLIGATIONS

     The obligations of Purchaser hereunder will be subject to the satisfaction or compliance with, at or before Closing, of each of the following conditions precedent (each of which is hereby acknowledged to be included for the exclusive benefit of Purchaser and may be waived in writing in whole or in part):

a.   the execution and delivery of all of the closing deliveries identified in
     Section 7.3;

b. all legal and regulatory approvals and consents, whether from shareholders, governmental authorities or other third parties necessary to the completion of the transactions contemplated by the terms of this Agreement have been obtained;

c. there will have been no material adverse change, financial or otherwise, in Alya or the Purchased Assets;

d. Alya will have performed or complied with, in all respects, all of its undertakings, covenants and agreements hereunder to be performed or complied with; and

e. the representations and warranties of Alya contained in Section 4.1 will be true and correct on Closing.

6.2  CONDITIONS TO ALYA'S OBLIGATIONS

     The obligations of Alya hereunder will be subject to the satisfaction or compliance with, at or before Closing, of each of the following conditions precedent (each of which is hereby acknowledged to be included for the exclusive benefit of Alya and may be waived in writing in whole or in part):

a. delivery of the Purchase Price, and the execution and delivery of all closing deliveries identified in Section 7.4;

b. Purchaser will have performed or complied with, in all respects, all of its undertakings, covenants and agreements hereunder to be performed or complied with; and

c. the representations and warranties of Purchaser contained in Section 4.2 will be true and correct on Closing.

                                     ARTICLE 7
                                      CLOSING

7.1  CLOSING DATE

     The transaction of purchase and sale contemplated by this Agreement will be completed at or about 3:00 P.M. on the Closing Date at the offices of Purchaser's Solicitors ("Closing").

7.2  SURVIVAL

     This Agreement and its component parts will not merge upon Closing or on execution, delivery or registration of any documents executed, delivered or registered pursuant to this Agreement or otherwise, but will survive Closing.

7.3       ALYA'S CLOSING DELIVERIES

     At the Closing, Alya will duly execute and deliver or cause to be executed and delivered to Purchaser the following:


a.   a bill of sale assigning the Purchased Assets to Purchaser;

b.   the Management Agreement;

c.   the Originality Certificate;

d.   the Letter of Representation;

e.   the Security Agent Agreement;

f. an electronic copy of the Application Software, including, without limitation, a copy of all Documentation, each of which shall be delivered to Purchaser or his designee by electronic transfer;

g. a certified copy of the resolutions of the directors of Alya authorizing the transactions;

h. such other agreements and documents as Purchaser may reasonably request to give effect to the terms and conditions of this Agreement;

i. a copy of all authors' assignments of copyright, patent and trademark and waivers of moral rights in the Application Software; and

j. a copy of all patent, trademark and copyright registrations in respect of the Application Software.

7.4  PURCHASER'S CLOSING DELIVERIES

     At Closing, Purchaser will execute and deliver or cause to be executed and delivered the following:

a. wire transfer, bank draft or solicitor's trust cheque for the cash amount of the Purchase Price payable on Closing pursuant to Section 3.1, subject to any withholding tax payable in connection with such payment;

b.   the Note;

c.   the Management Agreement;

d.   the Security Agent Agreement; and

e. such other agreements and documents as Alya may reasonably request to give effect to the terms and conditions of this Agreement.

7.5       DELIVERY TO SECURITY AGENT

     At Closing and as security for its obligations under the Note, Purchaser will electronically deliver to the Security Agent, under the Security Agent Agreement, the source code for the Application Software delivered to Purchaser by Alya.

                                     ARTICLE 8
                                      GENERAL

8.1  VALIDITY

     If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be construed so as to most closely reflect the original intent of the parties, but still be enforceable, and the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired thereby. The invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

8.2       FURTHER ASSURANCES

     Each of the parties will, at any time and from time to time at the request of the other, execute and deliver any and all such further instruments or assurances as may be necessary or desirable to give effect to the terms and conditions of this Agreement.

8.3       COUNTERPART AND FACSIMILE EXECUTION

     This Agreement, and any and all ancillary documents contemplated herein, may be executed in one or more counterparts and may be executed by facsimile signatures and all such counterparts and facsimile signatures taken together will constitute one and the same Agreement and will be binding on the parties as if they had originally signed one copy of this Agreement.

8.4       ASSIGNMENT

     Purchaser may assign any part of its interest in this Agreement or the Purchased Assets, except that any assignment to a competitor of Alya requires the prior written consent of Alya. Such assignment shall be effected by:

a.   giving written notice of the name and address of the assignee; and

b. by delivering to Alya a written undertaking of the assignee, acknowledging receipt of a copy of this Agreement and agreeing to be bound by the terms and conditions of this Agreement.

     Alya may not assign this Agreement, without the prior written consent of Purchaser, except that Alya may assign this Agreement in whole, but not in part, and only with an assignment of all of its rights and obligations under the Note and the Security Agent Agreement, to (i) any corporation, partnership or other entity which is controlled by, controlling or under common control with, Alya; or
(ii) a purchaser of all or substantially all the assets of Alya, or any person or entity into which Alya is merged or consolidated by:

a.   giving written notice of the name and address of the assignee; and

b. by delivering to Purchaser a written undertaking of the assignee, acknowledging receipt of a copy of this Agreement and agreeing to be bound by the terms and conditions of this Agreement.

8.5       BINDING EFFECT

     This Agreement and all of its provisions will enure to the benefit of the parties and their respective successors and permitted assigns, and will be binding upon the parties and their respective successors and permitted assigns. The expressions "Alya" and "Purchaser", as used herein will include Alya's and Purchaser's permitted assigns whether immediate or derivative, respectively.

8.6       ARBITRATION OF DISPUTES

     Any dispute arising between the parties under this Agreement will be settled by initially escalating the dispute to senior management of the parties for resolution and, in the event that senior management cannot resolve the dispute within 30 days of escalation of the dispute to such level, then the parties agree that such dispute shall be settled by final and binding arbitration in Vancouver, British Columbia, before a single arbitrator mutually acceptable to Owner and Manager, in accordance with the Commercial Arbitration Act, S.B.C. 1979c.3 then existing, except as otherwise specifically provided herein. The arbitrator shall apply the laws of British Columbia for the purposes of construing and enforcing this Agreement and any dispute arising hereunder. The arbitration award shall be specifically enforceable; judgment upon any arbitration award may be entered in any court with personal jurisdiction over the parties and subject matter of the disputes. Unless otherwise determined by the arbitrator, all expenses in connection with such arbitration will be divided equally between the parties, with the exception of expenses of counsel, witnesses and employees of the parties which will be borne by the parties incurring them. Notwithstanding anything to the contrary herein, either party will always be entitled to seek preliminary or provisional remedies or release (including attachments and preliminary injunctions) from any court of competent jurisdiction.

8.7       AMENDMENT

     This Agreement may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise. Time will be of the essence of this Agreement.

8.8       COSTS

     Each party hereto will bear its own legal, accounting and other costs relating to all matters involved in this transaction.

8.9       CONFIDENTIALITY

     Each of the parties will treat this Agreement and all information relating to this Agreement and the transactions contemplated by this Agreement confidentially and no public disclosure by any party will be made without the prior approval of the other, not to be unreasonably withheld, except as legally required by a party to satisfy disclosure obligations to shareholders and regulators, in which case simultaneous notice of such disclosure will be given to the other party.

8.10 ENTIRE AGREEMENT

     This Agreement, the Management Agreement, the Security Agent Agreement, the Note and the exhibits and schedules referenced in each of the foregoing constitute the entire Agreement among the parties and supersedes all proposals, letters of intent, representations or agreements, oral or written, among them relating to the subject matter hereof.

8.11 JURISDICTION, VENUE AND GOVERNING LAW

     This Agreement shall be governed by and construed and enforced in accordance with the laws of British Columbia and Canada (regardless of either jurisdiction's or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be arbitrated or litigated in Vancouver, British Columbia, Canada, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the courts located in Vancouver, British Columbia, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

8.12 NOTICES

     Except as expressly provided herein, all notices, requests or other communications required hereunder shall be in writing and shall be given by personal delivery, international overnight courier service, or by facsimile (subject to confirmation of receipt), addressed to the respective party at the applicable address set forth above, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices, requests or communications shall be deemed effective upon personal delivery, or two (2) business days following deposit with any international overnight courier service, or upon confirmation of receipt if sent by facsimile transmission.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first above written.


ALYA:                                  ALYA INTERNATIONAL, INC.


                                       By: /s/ Dirk Schillebeeckx
                                          --------------------------------
                                          Dirk Schillebeeckx
                                          President and
                                          Chief Executive Officer



PURCHASER:

                                       /s/ [PURCHASER 2]
                                       -----------------------------------
                                       [PURCHASER 2]

                          MANAGEMENT AND MARKETING AGREEMENT


THIS AGREEMENT made as of September 30, 1997.

BETWEEN:

     [PURCHASER2], an individual, having a business address at [PURCHASER'S ADDRESS], FAX [PURCHASER'S FAX] (hereinafter referred to as "Owner")

OF THE FIRST PART AND

     ALYA INTERNATIONAL, INC., a California corporation, having a business address at 2465 East Bayshore Road, No. 348, Palo Alto, CA 94303, FAX: (650) 361-8286 (hereinafter referred to as "Manager")

OF THE SECOND PART

WHEREAS:

A. Owner has acquired or developed and owns all of the right, title and interest to use, distribute and sell the Assets in the Territory; and

B. Owner wishes to appoint Manager, as Owner's agent, to manage, market, distribute and sell the Security System in the Territory on the terms and conditions set out in this Agreement.

     NOW THEREFORE in consideration of the entitlements to receive certain cash distributions under this Agreement, and the covenants, agreements and premises herein contained, the parties hereto agree as follows:

                                     ARTICLE 1
                                   INTERPRETATION

1.1       DEFINITIONS

     In this Agreement, the recitals and the schedules, if any, the following words, phrases and expressions will have the following meanings:

a. "Application Software" means the computer programs consisting of the modules and having the functional and technical specifications more particularly described in Schedule A to this Application Software Purchase Agreement together with Enhancements;

b. "Application Software Purchase Agreement" means the application software purchase agreement made as of September 30, 1997, between Owner and Manager;

c. "Assets" means "Purchased Assets" as that term is defined in the Application Software Purchase Agreement;

d. "Confidential Information" of a party (the "Disclosing Party") shall mean information of a confidential and proprietary nature relative to the Disclosing Party or its business and other matters deemed confidential and proprietary by the Disclosing Party, written notice of which is given to the party receiving such information (the "Receiving Party"); provided that the terms and subject matter of this Agreement and the Application Software Purchase Agreement, including the Application Software, the Security System and the Purchased Assets, are deemed to be confidential without the need for written notice and shall at all times remain confidential, notwithstanding the exception to confidentiality noted in the next sentence. "Confidential Information" of the Disclosing Party shall not include:

     i. written information not clearly marked as confidential or oral disclosures not subsequently confirmed in writing as confidential;

     ii.  information which the Receiving Party can demonstrate

          A. was published or generally known in the industry at the time of its disclosure by the Disclosing Party, or became published or generally known in the industry without breach of this Agreement by the Receiving Party;

          B. was known to the Receiving Party at the time of disclosure by the Disclosing Party, independently of the Disclosing Party and without breach of an obligation of confidentiality to the Disclosing Party;

          C. is disclosed to the Receiving Party by a third party which had a right to disclose such information and was not in breach of an obligation of confidentiality to the Disclosing Party;

          D. is independently developed by the Receiving Party without use, directly or indirectly, of any Confidential Information of the Disclosing Party; or

          E. information required to be disclosed pursuant to applicable law, regulation, judicial or administrative order, lawful subpoena or enforceable discovery demand, provided the Receiving Party uses commercially reasonable efforts to obtain confidential treatment of such information and further provided that the Disclosing Party receives prior written notice of any pending disclosure, with sufficient time to protest disclosure or seek an adequate protective order.

e. "Customer" means any person using or distributing the Security System in the Territory;

f. "Documentation" has the meaning set out in Subsection v. of the definition of "Purchased Assets" as defined in the Application Software Purchase Agreement;

g. "Enhancement" means any improvement, revision or other modification made to, or replacement of, the Application Software by Manager, or any employee or subcontractor of Alya, to be utilized in connection with providing the Security System, including, without limitation, any improvement, revision or other modification which is necessary:

     i.   to provide Customers with the then current Security System; or

     ii. to maintain the Application Software as a state of the art or industry leading technology,

     including, without limitation, the changes set out in Appendix A.1 to Schedule A of the Application Software Purchase Agreement, to the extent that Manager continues to believe they are commercially reasonable in light of then current market conditions and technical developments;

h.   "Expenses" has the meaning specified in Subsection
     3.1 c.;

i.   "Gross Sales" has the meaning specified in Subsection 3.1 c.;

j. "Intellectual Property" has the meaning specified in Subsection iv. of the definition of "Purchased Assets" as defined in the Application Software Purchase Agreement;

k. "Interest Amount" means an amount equal to the annual interest payable under the Note;

l.   "Management Fee" has the meaning specified in Subsection 3.1.c;

m. "Manager" means Alya International, Inc. and its permitted assigns in its capacity as the agent for Owner and manager of the Assets appointed by Owner under this Agreement;

n.   "Net Revenue" has the meaning specified in Subsection 3.1 c.;

o.   "Net Sales" has the meaning specified in Subsection 3.1 c.;

p. "Note" means the 6.0% Secured Term Note dated as of the date hereof issued by Owner to Manager in connection with the purchase of the Assets;

q.   "Overhead and Administrative Costs" has the meaning specified in Subsection
     3.1 c.;

r.   "Owner's Return" has the meaning specified in Subsection 3.1 c.;

s. "Security Agent" means [SECURITY AGENT], the security agent under the Security Agent Agreement;

t. "Security Agent Agreement" means the security agent agreement made as of September 30, 1997, among Owner, Manager and Security Agent;

u. "Security System" means the building access control system developed by Manager and known as the O.P.E.N.centrix - Open Platform for Essential Networks, which includes, without limitation, the Application Software, the firmware containing the Application Software, the O.P.E.N.cortex platform software and all hardware related thereto;

v. "Territory" means the geographic region of the United States as described in Schedule B; and

x.   "year" means fiscal year ending September 30.

1.2       INTERPRETATION

a. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section, Subsection or other portion of this Agreement and include any agreement amending or supplemental to this Agreement. Unless something in the subject matter or context is inconsistent therewith, reference herein to Sections and Subsections are to Sections and Subsections of this Agreement;

b. Except as specifically stated in this Agreement, all references to currency are to United States of America dollars. Any currency conversion required or contemplated by this Agreement with respect to Canadian and United States of America currency will be based on the rate published by the Bank of Canada as the noon spot rate of exchange applicable for such currencies on the business day immediately before the date of conversion;

c. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same will be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof.

d. Headings are inserted in the Agreement for convenience of reference only and are not intended to affect the Agreement's interpretation.

1.3       SCHEDULES

     The following schedules are incorporated into and made part of this
Agreement:

a.   Schedule A - Specifications of Application Software; and

b.   Schedule B - Territory.

                                     ARTICLE 2
                                MANAGEMENT SERVICES

2.1       APPOINTMENT OF AGENT/MANAGER

     Owner hereby appoints Manager as its sole and exclusive agent for the purpose of managing the marketing, distribution, sale, Enhancement and support of the Security System within the Territory, subject to the terms and conditions of this Agreement, and Manager hereby accepts such appointment.

2.2       MANAGEMENT DUTIES

a. Manager will, in good faith, observe and perform the following obligations in respect of the marketing, distribution, sale, Enhancement and support, within the Territory, of the Security System in a good and workmanlike manner, utilizing its capable management and technical expertise:

     i. MARKETING, DISTRIBUTION AND SALE. Manager will be responsible for the marketing and selling of the Security System, within the Territory, including, without limitation, developing marketing materials, organizing product demonstrations, establishing distribution channels, pricing, promotion and sale of the Security System. Manager will use commercially reasonable efforts to maximize sales of the Security System within the Territory. Manager will be responsible for developing and negotiating the contracts required to sell the Security System to Customers within the Territory. Owner will be entitled to receive copies of and to comment on standard form sales and support service contracts and Manager shall address all such comments with Owner and take into account all of Owner's directions and instructions forming a part of such comments. All such contracts will contain provisions of confidentiality acceptable to Owner. In addition, Manager will have responsibility for the billing and collection of fees and payments from Customers and for the payment of fees to Owner. Manager shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of good and services utilizing the trademark "O.P.E.N.centrix";

          Owner will be entitled to conduct an inspection of the management of the marketing, distribution, sale, Enhancement and support of the Security System at any time during regular business hours upon reasonable notice to Manager. Notwithstanding any other provision in this Agreement, Manager will take into account any and all commercially reasonable directions and/or specifications given by Owner pertaining to the marketing, distribution, sale, Enhancement and support of the Security System which Manager may receive from Owner from time to time in writing;

     ii. SUPPORT, TRAINING AND CONSULTING. Manager will have complete responsibility for delivery and installation of the Security System within the Territory. Manager will provide all support services for Customers including telephone and on-site support. Manager will also provide all required training and consulting support;

     iii. MAINTENANCE AND ENHANCEMENTS. All maintenance necessary to correct any errors in the Assets found by any Customer will be provided by Manager pursuant to the terms of its support services agreements. Manager will prepare and provide all Enhancements to Owner; and

     iv. With respect to any third party software required to operate the Security System, Alya has licenses for such third party software which allow Alya to market such software, directly or indirectly through sublicensees, in conjunction with the Security System and will maintain such licenses in good standing for the benefit of Owner.

b. In addition to the duties referred to in Subsection 2.2 a., Manager will, in good faith and in satisfaction of its fiduciary duty to Owner do the following:

     i. REVIEWS. Manager will review and report to Owner or its duly appointed agent on Manager's performance under this Agreement on a quarterly basis. Such reviews will be scheduled by mutual agreement of all parties;

     ii. COMPUTER CODE. Upon request, Manager will deliver computer code (in object code and source code form) together with all related documentation and development tools necessary or desirable to enable the Application Software and all Enhancements to operate properly to Owner or its duly appointed agent quarterly, within thirty (30) days of the end of each calendar quarter. Manager will assist Owner or its agent in verifying that the computer code delivered to Owner is fully functional Application Software and Enhancements; and

     iii. CONFLICT OF INTEREST. Manager acknowledges and agrees that it is acting in a fiduciary capacity as agent of Owner, it will act in good faith and in the best interest of Owner, and will conduct itself as such in all dealings on behalf of Owner and in connection with the performance of its obligations under this Agreement. In particular, Manager will avoid conflicts of interest between itself and Owner in connection with the business of marketing, distribution, sale and support of the Security System in the Territory.

2.3       INSURANCE

a. Without in any way limiting the liability of Manager under this Agreement, Manager will be responsible to maintain and keep in force during the term of this Agreement the following insurance coverage:

     i. automobile liability insurance on all vehicles used in connection with this Agreement. In respect of such vehicles not owned by Manager, it will maintain and keep in force as aforesaid non-owned automobile liability insurance protecting its liability including that assumed under this Agreement. The limits of such insurance will be at least; for bodily injury (including passenger hazard) and property damages, one million dollars ($1,000,000.00) inclusive for any one accident;

     ii. comprehensive general liability insurance (including liability under this Agreement) with inclusive limits of not less than two million dollars ($2,000,000.00) for bodily injury and property damage;

     iii. employer's liability insurance with limits of not less than one million dollars ($1,000,000.00) for each employee where Workers' Compensation does not exist; and

     iv. unless otherwise directed by Owner, in writing, insurance covering loss of or damage to all machinery, tools, equipment, supplies and structures owned by Manager and/or rented or leased from a third party or parties and used by Manager or its sub-contractors in performing its obligations under this Agreement.

b. The above insurance policies will not be changed in any manner which could affect the interests of the Owner without thirty (30) days' prior written notice by registered mail to the Owner.

c. For greater certainty, the parties agree and understand that the obligations of Manager, as set forth in this Section 2.3, may be fulfilled if Manager's existing insurance policy satisfies the requirements of this Section.

d. Upon request Manager will supply Owner with certificates evidencing the above insurance. Any insurance carried by Manager will name Manager as an additional insured and loss payee, and will contain a waiver of subrogation in favor of Owner.

                                     ARTICLE 3
                        ALLOCATION AND DISTRIBUTION OF FEES

3.1       DISTRIBUTION OF FEES

a. Manager will distribute, annually, the Net Revenues for the preceding year in the following order of priority:

     i. to pay the Interest Amount, plus any other accrued and unpaid interest on the Note; and

     ii. to pay the Owner's Return, including any cumulative amount of the Owner's Return not paid in prior years.

b. Thereafter, Manager will distribute, annually, the Net Revenue less the amounts set forth in Section 3.1.a., payable in the year in the following order of priority:

     i. 45% to Owner, for payment against the principal sum outstanding from time to time under the Note and in accordance with the Note; and

     ii.  55% to Owner for retention by Owner; and

c. For the purposes of this Agreement the following terms have the following meanings:

     i. "Management Fee" means an annual marketing and management fee payable to Manager by Owner and calculated at the end of each year pursuant to the following formula:

          Formula:

          Management Fee=(N - I - U/.55 -Cdn.$240,000) X .45,
               [but not less than zero]
          Where,

          N = Net Revenues less the Management Fee;

          I = the Interest Amount in such year, plus any other accrued and unpaid interest on the Note;

          U = the outstanding principal on the Note at the end of such year;


     ii. "Expenses" means the following cumulative costs and fees to the extent not previously recouped by Manager in accordance herewith:

          A. the cost of goods sold relating to the Application Software, including without limitation, costs of material, manufacturing, quality assurance and testing, costs of third party licenses, but excluding any costs of goods sold relating to the hardware incorporated in the Security System;

          B. direct costs of marketing, distributing and selling the Security System in the Territory;

          C. the pro rata share of the cost of Enhancements in a year, determined by multiplying the cost of Enhancements in such year by a fraction, the numerator of which is the Net Sales in such year and the denominator of which is the gross amount paid to Alya in such year for the purchase, installation and support of the Security System in the United States and Canada, less normal course of business selling credits for discounts and rebates in such year and less return adjustments for which a refund has been paid or credited to the customer to the extent of the payment or credit in such year;

          D.   Overhead and Administrative Costs; and

          E.   Management Fee.

     iii. "Gross Sales" means gross amounts paid by Customers in the Territory, in a year, to purchase, install, and receive support for the Security System less the price of the hardware incorporated therein, applying Manager's standard prices charged to similar customers, as in effect from time to time;

     iv.  "Net Revenue" means Net Sales less Expenses;

     v.   "Net Sales" means Gross Sales less:

          A. normal course of business selling credits for discounts or rebates to Customers for the year; and

          B. returns or adjustments for the Security System for which a refund has been paid or credited to the Customer, or any distributor or other reseller, to the extent of the payment or credit in the year;

     vi. "Overhead and Administrative Costs" means the overhead and administrative costs of Manager to manage and market the Security System in the Territory, for a year, determined by multiplying Manager's total overhead and administrative costs for marketing and managing the Security System in the United States and Canada in such year by a fraction, the numerator of which is the Net Sales for such year and the denominator of which is the aggregate gross amount paid to Alya in such year, for the purchase, installation and support of the Security System in the United States and Canada, less normal course of business selling credits for discounts and rebates in such year and less return adjustments for which a refund has been paid or credited to the customer, to the extent of the payment or credit in such year; and

     vii. "Owner's Return" means an annual cumulative preferential return to Owner of Two Hundred Forty Thousand Canadian Dollars (Cdn.$240,000) (prorated for any partial year);

d. Notwithstanding anything else contained in this Agreement, in no event, without the prior written consent of Owner, will fees or other amounts for the Security System:

     i. be set below competitive prices prevailing in the market for similar products or services as determined by Manager acting in the best interests of Owner; or

     ii. be discounted for any other consideration granted to Manager, its affiliates or associates that is not provided to Owner; and

e. All amounts to be determined for the purposes of the calculations required pursuant to this Article 3 will be determined in accordance with United States generally accepted accounting principles consistently applied from year to year and consistently applied between the Security System sold by Manager hereunder and the other services sold by Manager outside the scope of this Agreement.

3.2       TIMING AND PAYMENT OF DISTRIBUTIONS

     Amounts payable to Owner for a year pursuant to Section 3.1 will be paid within 60 days following the year end.

3.3       SET OFF

     Manager will have the right to set off amounts payable by Manager to Owner under this Agreement against amounts payable to Manager by Owner under the Note except that Manager will have no right of set off and will pay the following amounts to Owner without regard to the equities between Manager or its affiliates and Owner:

     i.   amounts payable to Owner pursuant to Subsections 3.1 a.ii. and 3.1 b.
          ii. for his retention; and

     ii. amounts payable by Owner as sales taxes or goods and services taxes, which amounts will be remitted forthwith upon their being due, by Manager to the appropriate authorities on behalf of Owner.

3.4       REPORTS

a. Manager will give Owner, on a confidential basis, annual reports within 90 days following the end of each fiscal year, setting forth the details in respect of all sales and support of the Security System in the Territory during such year, including the name and address of all Customers, the amount and type of all fees and other amounts payable to date, potential Customers and projected revenues in the Territory. Manager will give Owner, on a confidential basis, quarterly reports within forty-five (45) days following the end of each fiscal quarter, which quarterly reports shall set forth Gross Sales and Net Sales received by Manager from Customers in the Territory for the immediately preceding quarter. Additionally, Manager will give Owner, on a confidential basis, the Gross Sales, Net Sales, Net Revenues, Expenses, and Overhead and Administrative Costs for the quarter ending December 31st on or before the following February 28th.

b. In addition, Manager will give Owner, on a confidential basis, the detailed calculations necessary to establish Gross Sales, Net Sales, Expenses, Overhead and Administrative Costs and Net Revenues including, without limitation, the component parts thereof annually, within 90 days following the end of each fiscal year.

3.5       FINANCIAL STATEMENTS

     Manager will provide the following financial statements, for the business pertaining to the Security System, to Owner, annually, within 90 days following the end of each fiscal year of Manager:

     i.   the annual reports referred to in Section 3.4;

     ii.  an audited income statement; and

     iii. an audited balance sheet.

3.6       BOOKS AND RECORDS

     Manager will keep and maintain complete and accurate books and records related to the business of selling the

Security System in the Territory, separate and apart from the books and records maintained for its own sales or other business. These will include records of all sales and support of the Security System in the Territory, all costs of providing the Security System and the appropriate fees accruing and collected. These books and records will be maintained according to U.S. generally accepted accounting principles and practices respecting all matters pertinent to this Agreement. Owner will have the right, at his own expense, to audit the books and records of Manager pertaining to marketing the Security System in the Territory, and the performance of its other obligations hereunder, once each year. For this purpose, Owner or its nominee will have, during normal business hours, access to and the right to copy and remove copies of all books and accounting records relating to the calculation of fees accrued and collected from the sale of the Security System in the Territory. All information obtained by Owner or its nominee will be subject to the confidentiality obligations of this Agreement.

3.7       TAXES

a. Manager will charge and collect from Customers any and all taxes of any type that are imposed on the use, sale or support of the Security System in the Territory by Manager by any federal, state, local or any other taxing authority in which the Security System is sold and Manager will pay and duly remit on a timely basis to the appropriate taxation authority the tax so charged and collected;

b. Manager is responsible to withhold and remit on a timely basis the amount of any income, sales or any other tax imposed on the Management Fee or any other amount paid or credited to the Manager hereunder by any federal, provincial, state, local or any other taxation authority in any country regardless of whether the obligation to withhold and remit such amount is on the Owner;

c. Subject to subsections 3.7(b) hereof, the Owner and Manager are required to pay their respective taxes of any type imposed on them for fees paid or credited to the Owner or Manager hereunder; and

d. Manager will prepare or provide the Owner with any and all information or other documentation on a timely basis required by the Owner to enable the Owner to prepare any return required to be filed by it with any taxing authority in connection with an amount withheld or payable in accordance with this Agreement or alternately, the Manager shall prepare and file such a return on the Owner's behalf in the name of the Owner within the time required to file such return and shall provide a copy thereof to the Owner.

                                     ARTICLE 4
                                  GRANT OF RIGHTS

4.1 In consideration of the Owner's Return and other good and valuable consideration (the receipt and sufficiency of which is acknowledged by Owner), Owner hereby grants Manager, during the term of this Agreement and subject to the restrictions imposed in this Agreement, an exclusive Territory-wide right to use, modify, market, distribute and sell the right to use the Application Software, the Intellectual Property and the Documentation in the Territory, but only with products or services that are not competitive with the Security System.

4.2 Owner shall own the exclusive rights to use, market, distribute and sell the right to use within the Territory any modification to the Application Software made by Manager which constitutes an Enhancement. Manager shall retain the exclusive right to use, market, distribute and sell the right to use, in all regions of the world other than the Territory, any Enhancement. Any modification to the Application Software which does not constitute an Enhancement will be owned by Manager. Any modification to the Intellectual Property or the Documentation that does not relate to an Enhancement will be owned by Manager.

4.3 During the term of this Agreement, neither Manager nor any of its affiliates or associates will, directly or indirectly, market, distribute or sell any product or service within the Territory, which product or service directly or indirectly competes with the Security System. Nothing precludes Manager from selling the O.P.E.N.cortex platform and associated hardware as a stand-alone development platform.

4.4 Manager will have, upon termination of this Agreement, an exclusive, Territory-wide, paid up right to use, market, promote, distribute and sell the right to use the Application Software in accordance with Section 4.1:

a. upon termination of this Agreement by Owner pursuant to Subsection 5.4, if Manager is not then in default of this Agreement; or

b. upon termination of this Agreement by Owner, pursuant to Section 5.3, if Manager pays Owner, an amount calculated as the difference between Two Million Four Hundred Thousand Canadian Dollars (Cdn. $2,400,000) and the amount of Owner's Return credited to Owner to the date of termination.

4.5            PROTECTION OF PROPRIETARY RIGHTS

     Each party hereto shall promptly notify the other party in writing of any infringement by a third party of a patent, copyright or trademark or misappropriation of any trade secret relating to the Security System or the Assets within the Territory. In the case of an infringement, misappropriation or other action described herein, Manager is hereby authorized to, but shall not be required to, institute an action against the infringer, misappropriator or other third party, and to defend or prosecute such action in whatever manner deemed appropriate by Manager, in its sole discretion. The reasonable costs and expenses relating thereto shall be deemed to be included within the definition of "Expenses". If Manager elects not to commence such an action, then Owner may, but shall not be required to, institute such an action, and the reasonable costs and expenses relating thereto shall be deemed to be included within the definition of Expenses.
Any recoveries obtained as a result of instituting such an action shall be deemed to be Net Revenues for the purposes of distributing such funds. Owner shall cooperate with and generally assist Manager in taking any action authorized hereunder. This provision shall survive any termination or expiration of this Agreement, to the extent Manager retains any license to the Application Software.

                                     ARTICLE 5
                                TERM AND TERMINATION

5.1       TERM

     This Agreement will be for an initial term expiring September 30, 2007, (the "initial term") and may be extended, for two additional two year terms, each term expiring on the respective second anniversary date of the beginning of such term.

5.2  AUTOMATIC EXTENSION

     The initial term or any-extension term of this Agreement will be automatically extended to the next extension term without notice or election by Manager. Manager may, during any extension term, terminate this Agreement on 90 days notice given to Owner.

5.3  TERMINATION

     Owner may, during the initial term or any extension term, terminate this Agreement as follows:

a. upon 10 days written notice by Owner to Manager of a breach of any of Manager's obligations to pay Owner under this Agreement, subject to Section 3.4, if such breach has not been remedied;

b. upon 30 days written notice by Owner to Manager of a material breach by Manager (other than a failure to pay referred to in SubSection a.) of this Agreement if such breach is not remedied within the 30 day notice period, or if steps are not being taken by Manager within the 30 days notice period which can reasonably be expected to remedy such breach within 60 days of the date of the notice; or

c. forthwith upon written notice to Manager, in the case of the petitioning into bankruptcy of Manager, the appointment of a receiver or the liquidation of the business and affairs of Manager or the commencement of or ordering of the winding-up of the business and affairs of Manager.

5.4  TERMINATION BY NON-RENEWAL

     Owner may, at the end of the initial term or during any extension term, terminate this Agreement upon 90 days notice given to Manager and upon payment of all outstanding principal and accrued and unpaid interest under the Note.

5.5       RIGHTS AND DUTIES ON TERMINATION

     Should the Agreement terminate pursuant to this Article 5, Manager will:

a.   provide the Owner with copies of any additional   Enhancements not yet
deposited into escrow;

b. forthwith give the Security Agent under the Security Agent Agreement notice to release all deposited source code and other materials to Owner and refrain from objecting to the release of the source code and other materials by the Security Agent;

c. cease marketing the Security System in the Territory and the rights of the Manager under Section 4.1 shall also terminate;

d. pay all accrued fees to Owner (subject to Manager's right to set-off amounts owed to Manager by Owner in accordance with Section 3.4) and provide a full accounting to Owner for fees payable to Owner under this Agreement; and

e. within 90 days of the termination date, provide to Owner, a final report setting forth the details in respect of all sales and support of the Security System in the Territory during the period from the end of the last year to the termination date including the amount and type of all fees and other amounts payable to date, potential Customer and projected revenues, and all other information necessary and relevant to marketing and supporting the Security System.

5.6       SURVIVING OBLIGATIONS

     Section 5.5 and Articles 6, 7, 8, 9, 10 and 11 will survive the termination of this Agreement.

                                     ARTICLE 6
                              OWNERSHIP OF TECHNOLOGY

6.1       OWNERSHIP OF ASSETS

     Manager acknowledges that Owner owns all right, title and interest to utilize the Assets and the Enhancements in the Territory.

                                     ARTICLE 7
                                     LIABILITY

7.1       INDEMNIFICATION BY MANAGER

     Manager will be liable to Owner for and indemnify and hold Owner harmless from any and all claims, losses, liabilities, costs, taxes (including penalties and interest thereon), expenses (including reasonable legal costs of a solicitor) and damages which may arise pursuant to this Agreement including misrepresentations made by Manager, improper installation of, improper support of, improper use of or infringement of any third party right by, the Assets (whether in negligence or otherwise), failure to comply with Section 3.8 herein or any other material breach of this Agreement.

7.2       INDEMNIFICATION PROCEDURE

     Upon the occurrence of an event giving rise to indemnification hereunder, Owner shall (i) give prompt notice to Manager of such events, (ii) permit Manager's attorneys to handle and control the defense of such claims, at Manager's expense, and (iii) shall cooperate in the defense thereof.
Owner may, at its own expense, participate in such defense, provided however, that, if Manager has agreed in writing to assume the defense of such claims, such participation expenses shall not become part of the indemnification claim. There shall be no settlements, whether agreed to in court or out of court, without the prior written consent of Manager and Owner, except that Manager may settle a claim without the consent of Owner if (i) the settlement is purely monetary, (ii) Manager hereunder admits in writing its liability to Owner hereunder, and (iii) concurrently with such settlement, Manager pays the full amount owed thereunder. Notwithstanding the foregoing, in the event Manager does not assume the defense of any such claim or litigation in accordance with the terms hereof within the earlier of (i) thirty (30) days following written notice from Owner or (ii) the due date for response to any complaint filed, then Owner may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to Manager, on such terms as Owner may deem appropriate. In any action by Owner seeking indemnification from Manager in accordance with the provisions hereof, Manager shall not be entitled to object to the manner in which Owner defended such claim or the amount of or nature of any such settlement.

7.3       LIMITATION OF LIABILITY

     Except with respect to Manager's indemnification obligations relating to third party claims as set forth in Section 7.1 hereof, neither party shall be liable for any indirect, incidental, special or consequential damages including, without limitation, damages for loss of data, loss of business or failure to realize expected profits or savings or other economic or commercial loss of any kind or loss of use of the Application Software or the Assets or costs of substituted technology or services, whether under any theory of contract (even in the nature of a breach of a condition or a fundamental term or a fundamental breach), tort (including negligence or misrepresentation), strict liability or any other legal or equitable theory, even if such party has been advised of the possibility thereof, all of which liability is hereby expressly waived by each party.

                                     ARTICLE 8
                         CONFIDENTIALITY AND NON-DISCLOSURE

8.1 Each party that receives Confidential Information shall maintain such Confidential Information in confidence, shall not reveal the same to any third party (other than its employees on a need to know basis in connection with the receiving party's performance under this Agreement or the Agreement) and shall not use such Confidential Information, directly or indirectly, for any purpose other than as required in the performance of this Agreement or the Application Software Purchase Agreement.

8.2 All memoranda, notes, records, reports, papers and any other documents and all copies thereof about any party's business in any way obtained by any other party pursuant to this Agreement will be the disclosing party's property and will be returned promptly to the disclosing party upon termination of this Agreement or at any time upon request.

8.3 The contents of this Agreement and any agreements entered into pursuant to this Agreement are hereby declared proprietary and confidential to the parties hereto.

8.4 Each of the parties (the "Indemnifying Party") agrees to indemnify the other (the "Indemnified Party") for all damages, costs, and expenses (including court costs and reasonable legal fees) incurred by the Indemnified Party as a result of a failure of the Indemnifying Party to comply with its obligations under this Article 8.

                                     ARTICLE 9
                               RIGHT OF FIRST REFUSAL

     In the event that Owner desires to transfer all or any part of the Assets (or is required by operation of law or other involuntary transfer to do so), Owner shall first offer such Assets to Manager in accordance with the following provisions:

a. Owner shall deliver a written notice (the "Notice") to Manager, stating i. Owner's bona fide intention to transfer the Assets; ii. the purchase price and terms of payment for which Owner proposes to transfer the Assets; and
     iii. the name and address of the proposed transferee;

b. Within thirty (30) days after receipt of the Notice, Manager shall have the right, but not the obligation, to elect to purchase the Assets upon the price and terms of payment designated in the Notice, by delivering written notice to Owner of such election (the "Election Notice"). If the Notice provides for the payment of non-cash consideration, Manager may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered;

c. If Manager elects to purchase or obtain the Assets designated in the Notice, then the closing of such purchase shall occur within thirty (30) days after delivery of the Election Notice, and each of Owner and Manager shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase and sale; and

d. If Manager elects not to purchase or acquire the Assets, then Owner may transfer the Assets to the transferee proposed in the Notice, provided that such transfer: i. is completed within thirty (30) days after the expiration of Manager's right to elect to purchase the Assets, ii. is made on terms no less favorable to Owner than as designated in the Notice, and iii. complies with all of the terms and conditions of this Agreement, the Application Software Purchase Agreement and the Note. If the Assets are not so transferred, Owner must give notice in accordance with this Section prior to any other or subsequent transfer of the Assets.

                                     ARTICLE 10
                                    ARBITRATION

10.1      ARBITRATION OF DISPUTES

     Any dispute arising between the parties under this Agreement will be settled by initially escalating the dispute to senior management of the parties for resolution and, in the event that senior management cannot resolve the dispute within 30 days of escalation of the dispute to such level, then the parties agree that such dispute shall be settled by final and binding arbitration in Vancouver, British Columbia, before a single arbitrator mutually acceptable to Owner and Manager, in accordance with the Commercial Arbitration Act, S.B.C. 1979c.3 then existing, except as otherwise specifically provided herein. The arbitrator shall apply California law for the purposes of construing and enforcing this Agreement and any dispute arising hereunder. The arbitration award shall be specifically enforceable; judgment upon any arbitration award may be entered in any court with personal jurisdiction over the parties and subject matter of the disputes. Unless otherwise determined by the arbitrator, all expenses in connection with such arbitration will be divided equally between the parties, with the exception of expenses of counsel, witnesses and employees of the parties which will be borne by the parties incurring them. Notwithstanding anything to the contrary herein, either party will always be entitled to seek preliminary or provisional remedies or release (including attachments and preliminary injunctions) from any court of confident jurisdiction.

                                     ARTICLE 11
                                      GENERAL

11.1 VALIDITY

     If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be construed so as to most closely reflect the original intent of the parties, but still be enforceable, and the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired thereby. The invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

11.2      FURTHER ASSURANCES

     The parties will, at any time and from time to time at the request of the other, execute and deliver any and all such further instruments or assurances as may be necessary or desirable to give effect to the terms and conditions of this Agreement.

11.3      COUNTERPART AND FACSIMILE EXECUTION

     This Agreement, and any and all ancillary documents contemplated herein, may be executed in one or more counterparts and may be executed by facsimile signatures and all such counterparts and facsimile signatures taken together will constitute one and the same Agreement and will be binding on the parties as if they had originally signed one copy of this Agreement.

11.4      ASSIGNMENT

a. Owner may assign all or any part of its interest in this Agreement or the Assets, provided however, that any assignment to a competitor of Manager, shall require the prior written consent of Manager. Any assignment shall be effected by:

     i.   giving written notice of the name and address of the assignee; and

     ii. by delivering to Manager a written undertaking of the assignee, acknowledging receipt of a copy of this Agreement and agreeing to be bound by the terms and conditions of this Agreement; and

b. Manager may not assign this Agreement, without the prior written consent of Owner, except that Manager may assign this Agreement in whole, but not in part, and only with an assignment of all of its rights and obligations under the Note and the Security Agent Agreement, to (i) any corporation, partnership or other entity which is controlled by, controlling or under common control with, Manager; or (ii) a purchaser of all or substantially all the assets of Manager, or any person or entity into which Manager is merged or consolidated by:

     i.   by giving written notice of the name and address of the assignee; and

     ii. by delivering to Owner a written undertaking of the assignee acknowledging receipt of a copy of this Agreement and agreeing to be bound by the terms and conditions of this Agreement.

11.5      BINDING EFFECT

     This Agreement and all of its provisions will enure to the benefit of the parties and their respective successors and permitted assigns, and will be binding upon the parties and their respective successors and permitted assigns. The expressions the "Manager" and the "Owner" as used herein will include Manager's and Owner's permitted assigns whether immediate or derivative, respectively.

11.6      RELATIONSHIP OF THE PARTIES

     This Agreement is not a joint venture or other such business arrangement and any agreement between the parties as to joint business activities will be set forth in subsequent written agreements. Each party is acting independently and not as partner, or joint venturer with the other parties for any purpose. Except as provided in this Agreement none of the parties will have any right, power, or authority to act or to create any obligations, express or implied, on behalf of the other parties hereto.

11.7      TIME OF THE ESSENCE

     Time will be of the essence of this Agreement.

11.8      AMENDMENT

     This Agreement may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

11.9      COSTS

     Each party hereto will bear its-own legal, accounting and other costs relating to all matters involved in this transaction.

11.10     CONFIDENTIALITY

     The parties will treat this Agreement and all information relating to this Agreement and the transactions contemplated by this Agreement confidentially and no public disclosure by either party will be made without the prior approval of the other, not to be unreasonably withheld, except as legally required by a party to satisfy disclosure obligations to shareholders and regulators, in which case simultaneous notice of such disclosure will be given to the other party.

11.11     ENTIRE AGREEMENT

     This Agreement, the Application Software Purchase Agreement, the Note, the Security Agent Agreement and the exhibits and schedules referred to in each of the foregoing, constitute the entire Agreement among the parties and SUPERSEDE all proposals, letters of intent, oral or written, and all other communications among them relating to the subject matter hereof.

11.12     EQUITABLE REMEDIES

     The parties acknowledge that money damages would not be a sufficient remedy for certain violations of the terms of this Agreement and, accordingly, either party will be entitled to specific performance and injunctive relief as remedies for such violations of the Agreement by the
other party.   These remedies will not be exclusive remedies but will, in addition to all other remedies, be available to such party, at law or equity.

11.13     JURISDICTION, VENUE AND GOVERNING LAW

     This Agreement shall be governed by and construed and enforced in accordance with the laws of British Columbia and of Canada (regardless of either jurisdiction's or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be arbitrated or litigated in Vancouver, British Columbia, Canada, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the courts located in Vancouver, British Columbia, Canada, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

11.14     NOTICES

     Except as expressly provided herein, all notices, requests or other communications required hereunder shall be in writing and shall be given personal delivery, international overnight courier service, or by facsimile (subject of confirmation of receipt), addressed to the respective party at the applicable address set forth above, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section.

All notices, requests or communications shall be deemed effective upon personal delivery, or two (2) business days following deposit with any international overnight courier service, or upon confirmation of receipt if sent by facsimile transmission.

     IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized representatives as of the date first above written.


                                       ALYA INTERNATIONAL, INC.


                                       By: /s/ Dirk Schillebeeckx
                                          --------------------------------
                                          Dirk Schillebeeckx
                                          President and
                                          Chief Executive Officer


                                       /s/ [PURCHASER 2]
                                       -----------------------------------
                                       [PURCHASER 2]

                                6% SECURED TERM NOTE


                                    IN FAVOR OF
                              ALYA INTERNATIONAL INC.

                6% SECURED TERM NOTE MADE AS OF SEPTEMBER 30, 1997.

PRINCIPAL SUM:      CDN.$7,620,000

DUE DATE:           SEPTEMBER 30, 2007,
                    SUBJECT TO SECTION 1.1.C.


                                     ARTICLE 1
                                   INTERPRETATION

1.1       DEFINITIONS

     In this Note, unless the context otherwise requires:

a. "Application Software Purchase Agreement" means the application software purchase agreement made as of September 30, 1997, among [PURCHASER 2] and the Holder;

b.   "[PURCHASER 2]" means [PURCHASER 2] and his permitted assignees;

c. "Due Date" shall be September 30, 2007, provided that any renewal or extension of the managing and Marketing Agreement shall automatically extend the Due Date for the same period, and subject to acceleration pursuant to Section 5.4 of the Management and Marketing Agreement;

d. "Default" means any event which after notice or lapse of time or both, would constitute an Event of Default;

e.   "Event of Default" means any of the events specified in Section 8.1;

f.   "Holder" means Alya International, Inc. or its permitted assignees;

g. "Interest Amount" means the amount equal to the annual interest payable under this Note;

h. "Management and Marketing Agreement" means the management and marketing agreement dated September 30, 1997, between [PURCHASER 2] and Alya International Inc. ;

i. "Note" means this 6% Secured Term Note as originally executed, or as amended or supplemented as herein provided;

j. "Person" includes any individual, firm, corporation, company, joint venture, partnership, association, trust or unincorporated body of persons;

k.   "Principal Sum" has the meaning specified above;

l.   "Sale Proceeds" has the meaning specified in Section   8.4(b);

m. "Product Proceeds" means the amounts paid or credited to [PURCHASER 2] under the Management and Marketing Agreement which are allocated to pay the principal sum outstanding under the Note.

n. "Security Agent Agreement" means the Security Agent Agreement entered into by [PURCHASER 2], the Holder and [SECURITY AGENT], as security agent, on the date hereof for the purpose of holding the Purchased Assets pursuant to the terms hereof; and

o. "Purchased Assets" means the Purchased Assets, as defined in the Application Software Purchase Agreement;

p.   "year" means fiscal year ending September 30.

1.2       INTERPRETATION

a. The terms "this Note, "hereof" thereunder" and similar expressions refer to this Note and not to any particular Section, Subsection or other portion of this Note and include any agreement amending or supplementing this Note. Unless something in the subject matter or context is inconsistent therewith, reference herein to Sections and Subsections are to Sections and Subsections of this Note;

b. Except as specifically stated in this Agreement, all references to currency are to Canadian dollars. Any currency conversion required or contemplated by this Agreement with respect to Canadian and United States of America currency will be based on the rate published by the Bank of Canada as the noon spot rate of exchange applicable for such currencies on the business day immediately before the date of conversion;

c. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Note the same will be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof; and

d. Headings are inserted in the Note for convenience of reference only and are not intended to affect the Note's interpretation.

                                     ARTICLE 2
                                   PROMISE TO PAY

2.1 [PURCHASER 2], for value received, and in consideration of these premises hereby acknowledges himself indebted to the Holder and promises and covenants with the Holder, subject to Section 8.3, to pay to the Holder:

a.   the Principal Sum outstanding from time to time;

b. interest on the Principal Sum outstanding from time to time, such interest to be calculated, payable and paid as set forth in Section 3.2; and

c. all other moneys which may be owing by [PURCHASER 2] to the Holder pursuant to this Note, subject to the terms and conditions of this Note.

                                     ARTICLE 3
                         PAYMENT OF PRINCIPAL AND INTEREST

3.1       PRINCIPAL

a.   The Principal Sum outstanding will be paid in full on the Due Date; and

b. Prepayment of the Principal Sum outstanding, from time to time for each year will be made annually, within sixty (60) days of receipt of Product Proceeds for the year, if the amount of Product Proceeds received for such year exceeds the amount of accrued and unpaid interest as at the end of such year. The amount of the annual prepayment, if any, against the Principal Sum outstanding from time to time will be equal to the difference between the Product Proceeds received for the year and the amount of accrued and unpaid interest as at the end of such year.

3.2       INTEREST

a. Interest on the Principal Sum outstanding from time to time pursuant to this Note will accrue from the date hereof up to and including the date of payment at the rate of 6% per annum calculated, but not compounded, yearly, and not in advance;

b.   Interest accrued and unpaid at the Due Date will be paid on the Due Date;

c. Interest accrued and unpaid at the end of each year, will be paid annually within thirty (30) days of receipt by [PURCHASER 2] of Product Proceeds for the year, to the extent of the Product Proceeds, if any;

d. Accrued interest, if any, that is not paid in any year will continue to accrue and be outstanding until paid but will not be added to the Principal Sum payable under this Note and will not bear interest; and

e. The covenant of [PURCHASER 2] to pay interest at the rate provided herein will not merge in any judgment in respect of any obligation of [PURCHASER 2] hereunder and such judgment will bear interest as aforesaid and be payable in the same manner.

3.3       PRINCIPAL AND INTEREST ACCELERATION

     Notwithstanding Section 3.2 c., but subject to the limitation of liability set forth in sections 8.3 and 8.4 upon the occurrence of a Management Agreement Termination Event, outstanding Principal Sum and accrued and unpaid interest at the Management Agreement Termination Date will be repaid within 30 days of the Management Agreement Termination Date.

     For the purposes of Section 3.3, the following terms have the meanings set out below:

     "Management Agreement Termination Date" means the date of the occurrence of a Management Agreement Termination Event; and

     "Management Agreement Termination Event" means the termination of the Management and Marketing Agreement by [PURCHASER 2], pursuant to Article 5 (except a termination pursuant to Section 5.3), of the Management and Marketing Agreement.

                                     ARTICLE 4
                                     ASSIGNMENT

4.1       ASSIGNMENT OF PRODUCT PROCEEDS

     [PURCHASER 2] hereby assigns the Product Proceeds to the Holder as security for payment of [PURCHASER 2]'s obligations to the Holder under this Note.

     The provisions of this Section 4.1 and the rights of the Holder hereunder will, notwithstanding any other provisions of this Note, wholly terminate on the earlier of the date upon which this Note is retired or the indebtedness hereunder is extinguished.

                                     ARTICLE 5
                                      SECURITY

5.1       SECURITY FOR THE NOTE

     In consideration for the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by [PURCHASER 2], and the due payment of all principal and interest on this Note from time to time outstanding and on all other monies from time to time owing on the security hereof and to secure the due performance by [PURCHASER 2] of obligations herein contained, [PURCHASER 2] does hereby grant, assign, mortgage, pledge, charge, hypothecate and create a security interest in, to and in favor of the Holder in the Purchased Assets provided that the charge hereby created will in no way hinder or prevent [PURCHASER 2] at any time and from time to time (until an Event of Default occurs pursuant to Article 8 hereof and the Holder will have determined to enforce the same) from managing, developing, utilizing or dealing with all or any part of the subject matter of the said charge in the ordinary course of his business and for the purpose of carrying on or extending the same or from entering into the Management and Marketing Agreement; provided further that during any period in which there is any outstanding principal or any accrued and unpaid interest on this Note, [PURCHASER 2] will not, and [PURCHASER 2] hereby covenants that he will not, without the prior written consent of the Holder, sell or transfer all or any part of the Purchased Assets, or make, give, create, assume or allow to subsist any mortgage, pledge, hypothecation, lien, charge, encumbrance, assignment or other security, whether fixed or floating, upon the Purchased Assets or any part thereof.

     TO HAVE AND TO HOLD such assets and interests and all rights hereby conferred unto the Holder, its successors and assigns forever, but in trust nevertheless, for the uses and purposes and with the powers and authorities subject to the terms and conditions mentioned and set forth in this Note.

5.2       FURTHER ASSURANCES

     [PURCHASER 2] will forthwith, and from time to time at his sole cost and expense, execute and do or cause to be executed and done all deeds, documents and things which, in the reasonable opinion of the Holder, are necessary or advisable for giving the Holder (so far as may be possible under the local laws of the places where the Purchased Assets are situated) a valid mortgage, pledge, charge and hypothecation of the nature herein specified upon the Purchased Assets to secure payment of monies intended to be secured by this Note, and for better assuring, mortgaging, pledging, charging, assigning, hypothecating and confirming unto the Holder the Purchased Assets, and for conferring upon the Holder such power of sale and other powers over the Purchased Assets as are hereby expressed to be conferred.

5.3       DEFEASANCE

     The Holder will at the written request and sole cost and expense of [PURCHASER 2] cancel and discharge the lien of this Note and execute and deliver to [PURCHASER 2] such deeds or other instruments as will be requisite to discharge the lien hereof and to reconvey to [PURCHASER 2] any part of the Purchased Assets subject to the lien of this Note and to release [PURCHASER 2] from the covenants herein contained and upon delivery of such written request to the Holder, rights hereby granted will cease, terminate and be void, provided that [PURCHASER 2] will have satisfied the payment of all principal monies, and interests due or to become due on this Note.

5.4  POSSESSION AND USE OF PURCHASED ASSETS

     Until an Event of Default occurs pursuant to Article 8 hereof and the Holder will have determined to enforce the same pursuant to the provisions of this Note, [PURCHASER 2] will, subject however to the express terms hereof, be suffered and permitted to possess, manage, develop, operate and enjoy the Purchased Assets, and freely to control the conduct of its business and to take and use any income, rents, issues and profits thereof in the same manner, to the same extent and with the same effect, except as provided herein, as if this Note had not been made.

5.5  ESCROW

     Notwithstanding Section 5.4 hereof the source code version of the Application Software, as defined in the Application Software Purchase Agreement, will be held by the Security Agent pursuant to the terms and conditions of the Security Agent Agreement.

                                     ARTICLE 6
                           REPRESENTATIONS AND WARRANTIES

6.1       [Purchaser 2]'S REPRESENTATIONS AND WARRANTIES

     [PURCHASER 2] hereby represents and warrants to the Holder for the benefit of the Holder as follows:

a. [PURCHASER 2] has the requisite power and authority to execute and deliver this Note, to consummate the transactions contemplated hereby and to duly observe and perform all his covenants and obligations herein set forth;

b. the execution and delivery of this Note does not and will not conflict with or result in a breach of or violate any of the terms, conditions or provisions of any terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which [PURCHASER 2] is subject or constitute or result in a default under any agreement, contract or commitment to which [PURCHASER 2] is a party;

c. the execution and delivery of this Note will not constitute an event of default or an event which, with the giving of notice or lapse of time or both, would constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness (whether for borrowed money or otherwise) of [PURCHASER 2] which would give any party to any such agreement, contract, indenture or other instrument the right to accelerate maturity for the payment of any monies under any such agreement, contract, indenture or other instrument; and

d. no authorization, approval, order, license, permit or consent of any governmental authority, regulatory body or court, and no registration, declaration or filing by [PURCHASER 2] with any such governmental authority, regulatory body or court is required in order for [PURCHASER 2]:

     i. to incur the obligations expressed to be incurred by [PURCHASER 2] in or pursuant to this Note;

     ii. to execute and deliver all documents and instruments to be delivered by [PURCHASER 2] pursuant to this Note;

     iii. to duly perform and observe the terms and provisions of this Note; and

     iv. to render this Note legal, valid, binding and enforceable against [PURCHASER 2] in accordance with its terms.

                                     ARTICLE 7
                             COVENANTS OF [PURCHASER 2]


     [PURCHASER 2] hereby covenants and agrees with the Holder for the benefit of the Holder as follows:

7.1       TO PAY PRINCIPAL AND INTEREST

     [PURCHASER 2] will duly and punctually pay or cause to be paid to the Holder the Principal Sum and accrued interest thereon and all other moneys from time to time owing hereunder, on the dates, at the places, in the moneys and in the manner mentioned herein.

7.2       TO CARRY ON BUSINESS

     [PURCHASER 2] will carry on and conduct his business involving the Purchased Assets in a proper and efficient manner; and at all reasonable times he will furnish or cause to be furnished to the Holder or its duly authorized agent or attorney such information relating to the business of [PURCHASER 2]involving the Purchased Assets as the Holder may reasonably require.

                                     ARTICLE 8
                                      DEFAULT

8.1       EVENTS OF DEFAULT

     If any one or more of the following events has occurred and is continuing:

a. the non-payment when due of the Principal Sum, accrued interest thereon and any other amounts due under this Note, except as a result of the Holder's breach of the Managing and Marketing Agreement;

b.   the breach by [PURCHASER 2] of any material provision of this Note;

c. any representation or warranty made by [PURCHASER 2] herein or in any financial statements, reports or other documents supplied to the Holder by [PURCHASER 2] hereunder is false, incorrect or inaccurate in any materially adverse respect; or

d. If proceedings for bankruptcy or receivership are commenced, unless such proceedings are being actively and diligently contested by [PURCHASER 2] in good faith;

provided that [PURCHASER 2] will not have remedied such default within thirty
(30) days (ten (10) days in the case of a monetary default) following receipt by [PURCHASER 2] from the Holder of notice of the default, the Holder may, by written notice declare the Principal Sum and accrued interest thereon and any other amounts payable to it under this Note to be immediately due and payable without further presentation, notice or demand and [PURCHASER 2] will immediately pay to the Holder all indebtedness of [PURCHASER 2] owing to it pursuant to this Note.

8.2       REMEDIES

     If an Event of Default has occurred and is continuing and [PURCHASER 2] has failed forthwith to pay the amounts owing hereunder, or remedy any breach of any of his obligations secured by this Note as herein outlined, the Holder shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code or other applicable California law then in effect. Without limiting the generality of the foregoing, the Holder, in addition to any other rights and remedies it may have, in its own name will be entitled and empowered to sell the Purchased Assets as provided in Section
8.4 below, as well as institute action or proceeding at law or in equity for the collection of the sums so due and unpaid and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against [PURCHASER 2] or other obligor upon this Note and collect in the manner provided by law out of the Purchased Assets, as provided for in this Note wherever situated the monies adjudged or decreed to be payable.

8.3  LIMITED RECOURSE

     Notwithstanding anything else contained in this Note, the Holder covenants and agrees with [PURCHASER 2] that all of its recourse rights, powers and remedies for payment of any obligations of [PURCHASER 2] to the Holder under this Note is limited to the Product Proceeds and the Sale Proceeds which will be applied in the following order of priority:

a.   to pay interest due and payable under this Note;

b.   to pay the Principal Sum outstanding from time to time; and

c. to pay any other amounts owing by [PURCHASER 2] to the Holder under this Note.

8.4       SALE OF PURCHASED ASSETS

a.   If an Event of Default has occurred and is continuing as provided in
     Section 8.2 hereof or the indebtedness created hereby either with respect to principal or interest remains in whole or in part unpaid as of the Due Date, the Holder will be entitled and empowered to dispose of the Purchased Assets or any part thereof: i. at public sale, which public sale may be conducted at the location designated by the Holder for cash or on credit and on such terms as the Holder may in its sole discretion, elect after giving at least five days notice of the time and place of sale in the manner provided by law, or ii. at private sale upon like notice for cash or on credit and on such other terms as the Holder may in its sole discretion elect;

b. The proceeds of the sale ("Sale Proceeds") of the Purchased Assets will be allocated as follows:

     i. to reimburse the Holder (to a maximum of 20% of the gross proceeds of sale), for all costs and expenses incurred as the result of an Event of Default and in connection with re-possession, storing, advertising, marketing and selling the Purchased Assets including, without limitation, reasonable attorneys' fees and costs;

     ii. to the Holder as a reduction of amounts owing by [PURCHASER 2] under this Note allocated firstly as to interest and the remainder as to principal; and

     iii. the balance to [PURCHASER 2];

c. Any balance owing by [PURCHASER 2] under this Note after the allocation of the Sale Proceeds will be forgiven by the Holder and [PURCHASER 2] will have no further liability under this Note; and

d. This Note is non-negotiable. The Holder will have no right or recourse against any legal person in respect of the covenants contained in this Note other than, subject to Section 8.3, [PURCHASER 2], and his assigns but only severally and not jointly and only to the extent of each person's interest in the Purchased Assets.

8.5       LIMITATION OF LIABILITY

     Notwithstanding anything contained in this Note, [PURCHASER 2] will not have any obligation to pay the Principal Sum outstanding from time to time under the Note if there occurs a default under Section 5.3 of the Management and Marketing Agreement or the Management and Marketing Agreement is terminated as a result of the occurrence of an event described in Section 5.3 thereof.

                                     ARTICLE 9
                                       WAIVER

9.1 Either the Holder or [PURCHASER 2] may waive any breach of any of the provisions contained in this Note or any default by the other person in the observance or performance of any covenant, condition or obligation required to be observed or performed by such person under the terms of this Note, provided any such waiver shall only be effective upon the delivery of written notice by the waiving party. No waiver, consent, act or omission by the Holder or [PURCHASER 2] will extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom and no waiver or consent by the Holder or [PURCHASER 2] will be binding unless it is in writing. The inspection or approval by the Holder or [PURCHASER 2] of any document or matter or thing done by the other will not be deemed to be a warranty or holding out of the adequacy, effectiveness, validity, or binding effect of such document, matter or thing or a waiver of the obligations of the other.

                                     ARTICLE 10
                                TIME OF THE ESSENCE

10.1 Time will be of the essence of this Note.

                                     ARTICLE 11
                                      NOTICES

11.1 Except as expressly provided herein, all notices, requests or other communications required hereunder shall be in writing and shall be given personal delivery, international overnight courier service, or by facsimile (subject of confirmation of receipt), addressed to the respective party at the applicable address set forth above, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices, requests or communications shall be deemed effective upon personal delivery, or two (2) business days following deposit with any international overnight courier service, or upon confirmation of receipt if sent by facsimile transmission.

                                     ARTICLE 12
                                      GENERAL

12.1 VALIDITY

     If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be construed so as to most closely reflect the original intent of the parties, but still be enforceable, and the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired thereby. The invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

12.2 FURTHER ASSURANCES

     [PURCHASER 2] and the Holder will, at any time and from time to time at the request of the other, execute and deliver any and all such further instruments or assurances as may be necessary or desirable to give effect to the terms and conditions of this Note.

12.3 COUNTERPART EXECUTION

     This Note, and any and all ancillary documents contemplated herein, may be executed in one or more counterparts and may be executed by facsimile signatures and all such counterparts and facsimile signatures taken together will constitute one and the same Note and will be binding on [PURCHASER 2] and the Holder as if they had originally signed one copy of this Note.

12.4 ASSIGNMENT

     [PURCHASER 2] may assign all or any part of its interest in Purchased Assets, except that any assignment to a competitor of Alya requires the prior written consent of the Holder. An assignment shall be effected by:

a.   by giving written notice of the names and addresses of the assignees; and

b. by delivering to the Holder a written undertaking of the assignees acknowledging receipt of a copy of the Note and agreeing to be bound by the terms and conditions of the Note.

     The Holder may assign this Note in whole, but not in part, and only with an assignment of all of its rights and obligations under, and as permitted by the Management and Marketing Agreement by giving [PURCHASER 2] written notice of the name and address of the assignee.

12.5 BINDING EFFECT

     This Note and all of its provisions will enure to the benefit of the Holder and [PURCHASER 2] and will be binding upon the Holder and [PURCHASER 2]
 . The expressions the "Holder" and the "[PURCHASER 2]" as used herein will include the Holder's and [PURCHASER 2]'s assigns, whether immediate or derivative, respectively.

12.6 AMENDMENT

     This Note may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

12.7 COSTS

     Each party hereto will bear its own legal, accounting and other costs relating to all matters involved in the preparation, delivery and enforcement of this Note.

12.8 REMEDIES NOT EXCLUSIVE

     No right or remedy herein is exclusive of any other right or remedy. Each and every right and remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, and may be exercised from time to time as often as deemed expedient, separately or concurrently.

12.9  JURISDICTION, VENUE AND GOVERNING LAW

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (regardless of that jurisdiction or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be arbitrated or litigated in the state and federal courts located in the State of California, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the state and federal courts located in the County of Santa Clara, State of California, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

     IN WITNESS WHEREOF [PURCHASER 2] and the Holder have duly executed these presents under the hands of their proper officers in that behalf.



[PURCHASER 2]:                         /s/ [PURCHASER 2]
                                       -----------------------------------
                                       [PURCHASER 2]



HOLDER:                                ALYA INTERNATIONAL, INC.


                                       By: /s/ Dirk Schillebeeckx
                                          --------------------------------
                                          Dirk Schillebeeckx
                                          President and
                                          Chief Executive Officer

                            SECURITY AGENT AGREEMENT


THIS AGREEMENT made as of the 30th day of September, 1997, is by and

AMONG:

          [SECURITY AGENT], Barristers and Solicitors, having a business address at [SECURITY AGENT'S ADDRESS] ("Security Agent");

                                                           OF THE FIRST PART
 AND

          [PURCHASER 2], an individual, having a business address at [PURCHASER 2'S ADDRESS] ("[PURCHASER 2]")

                                                           OF THE SECOND PART

          ALYA INTERNATIONAL INC., a corporation incorporated pursuant to the laws of Delaware, having a business address at 2465 East Bayshore Road, No. 348, Palo Alto, CA 94303 ("Alya")

                                                           OF THE THIRD PART

WHEREAS:

A. Pursuant to that certain Application Software Purchase Agreement dated as of September 30, 1997, by and between [PURCHASER 2] and Alya (the APurchase Agreement"), [PURCHASER 2] purchased the Purchased Assets, as more particularly described in Schedule A to the Purchase Agreement;

B. The Purchase Agreement provided that [PURCHASER 2] would purchase and acquire the Purchased Assets for cash and a Note deliverable at Closing;

C. Pursuant to the terms of the Note, [PURCHASER 2] granted a security interest in the Purchased Assets to Alya as a means of securing performance of [PURCHASER 2]'s obligations under the Note. In connection therewith, the parties hereto have agreed to establish and maintain this Security Agent Agreement; and

D. This Security Agent Agreement provides, INTER ALIA, that [PURCHASER 2]shall deliver, or cause to be delivered, to the Security Agent the source code version of the Application Software, and that the Security Agent shall hold the source code version of the Application Software subject to the terms and conditions of this Agreement.

          NOW THEREFORE, in consideration of the foregoing , recitals and the terms, conditions and covenants contained herein, [PURCHASER 2], the Security Agent and Alya hereby agree as follows:

                                  ARTICLE 1
Definitions

          Except as otherwise set forth herein, capitalized terms shall have the meanings ascribed to them in the Purchase Agreement:

1. "Management Agreement" means the management and marketing agreement made as of September 30, 1997 between [PURCHASER 2] and Alya;

2. "Note" means the 6.0% Secured Term Note dated as of September 30 1997 issued by [PURCHASER 2] to Alya in connection with the purchase of the Purchased Assets;

3. "Release Notice" means a notice to the Security Agent in the form attached as Schedule A to this Agreement; and

4.   "Software" means the source code for the Application Software.

Interpretation

5. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section, Subsection or other portion of this Agreement and include any agreement amending or supplemental to this Agreement. Unless something in the subject matter or context is inconsistent therewith, reference herein to Sections and Subsections are to Sections and Subsections of this Agreement;


6. Except as specifically stated in this Agreement, all references to currency are to Canadian dollars. Any currency conversion required or contemplated by this Agreement with respect to Canadian and United States of America currency will be based on the rate published by the Bank of Canada as the noon spot rate of exchange applicable for such currencies on the business day immediately before the date of conversion; and

7. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same will be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires.

                                      ARTICLE 2
                                 DEPOSIT OF SECURITY

Original  Deposit

          Concurrently with the Closing, [PURCHASER 2] shall deliver, or cause to be delivered, to the Security Agent, the Software as security for [PURCHASER 2]'s obligations to Alya under the Note. Alya shall examine the Software as delivered, and certify the completeness and accuracy of the Software in a letter, the form and content of which is acceptable to [PURCHASER 2], forwarding the same to the Security Agent with a copy to [PURCHASER 2]. Subsequent Deposits

          Alya shall deliver or cause to be delivered to the Security Agent the source code for any Enhancements to the Software quarterly in accordance with the Management Agreement as security for [PURCHASER 2]'s obligations to Alya under the Note. Alya, at the time of delivering source code for Enhancements to the Security Agent, shall certify the completeness and accuracy of the Software in a letter, the form and content of which is acceptable to [PURCHASER 2], forwarding same to the Security Agent with a copy to [PURCHASER 2].

Retention of Security

          The Security Agent shall hold the Software and shall release the same upon the terms and conditions provided in this Agreement.

                                      ARTICLE 3
                   RELEASE OR RETURN OF SOFTWARE BY SECURITY AGENT

Delivery to [PURCHASER 2]

          The Security Agent shall deliver all Software which has been deposited with the Security Agent to [PURCHASER 2] upon the occurrence of either of the following events:

8. Alya and [PURCHASER 2] deliver a Release Notice, executed by each of Alya and [PURCHASER 2], to the Security Agent; or

9. Subject to compliance with Section 3.2 hereof, the Security Agent has received from [PURCHASER 2] each of the following items:

     1. notice that (x) the Management Agreement has been terminated or (y) that all outstanding principal and accrued interest under the Note has been paid;

     2. written demand that all Software deposited with the Security Agent be delivered to [PURCHASER 2]; and

     3.   specific instructions from [PURCHASER 2] for delivery of the Software.

Procedure for Delivery to [PURCHASER 2]

10. If the provisions of Section 3.1 b. are met, the Security Agent shall, within five days following receipt of all of the items specified in
     Section 3.1 b., send by overnight courier to Alya a copy of all such documents received by the Security Agent pursuant to Section 3.1 b. Alya shall have twenty (20) days from the date that the Security Agent shall have delivered the documents to Alya to send to the Security Agent written notice of its objection to the release of all the Software and to request that the issue of [PURCHASER 2]'s entitlement to the Software be submitted to arbitration in accordance with the provisions of this Agreement;

11. If Alya shall request arbitration, the matter shall be submitted to and settled by arbitration in accordance with Article 7 hereof; and

12.  If within twenty (20) days following delivery of the items specified in
     Section 3.1 b. to Alya, the Security Agent has not received written notice of Alya's objection to the release of the Software and its request for arbitration, then the Security Agent shall release the Software to [PURCHASER 2] in accordance with the instructions specified in Section 3.1
     b. iii.

Delivery to Alya

          The Security Agent shall deliver all Software which has been deposited with the Security Agent to Alya upon the occurrence of either of the following events:

13. [PURCHASER 2] and Alya deliver a Release Notice executed by each of [PURCHASER 2] and Alya to the Security Agent; or

14. Subject to compliance with Section 3.4 hereof, the Security Agent has received from Alya each of the following items:

     1.   written notification that [PURCHASER 2] is in breach of the Note;

     2. a written demand that all Software deposited with the Security Agent be delivered to Alya; and

     3.   specific instructions from Alya for delivery of the Software.

Procedure for Delivery to Alya

15. If the provisions of Section 3.3 b. are met, the Security Agent shall, within five days following receipt of all of the items specified in Section
     3.3 b., send by overnight courier to [PURCHASER 2] a copy of all such documents received by the Security Agent pursuant to Section 3.3 b. [PURCHASER 2] shall have twenty (20) days from the date the Security Agent shall have delivered the documents to [PURCHASER 2] to send to the Security Agent written notice of its objection to the release of all the Software and to request that the issue of Alya's entitlement to the Software be submitted to arbitration in accordance with the provisions of this Agreement;

16. If [PURCHASER 2] shall request arbitration, the matter shall be submitted to and settled by arbitration in accordance with Article 7 hereof; and

17.  If within twenty (20) days following delivery of the items specified in
     Section 3.3 b. to [PURCHASER 2], the Security Agent has not received written notice of [PURCHASER 2]'s objection to the release of the Software and its request for arbitration, then the Security Agent shall release the Software to Alya in accordance with the instructions specified in
     Section 3.3 b. iii.

                                      ARTICLE 4
                            OWNERSHIP OF PURCHASED ASSETS

Acknowledgement

          Alya and [PURCHASER 2] each hereby recognize and acknowledge that [PURCHASER 2] owns all right, title and interest in and to the Purchased Assets, subject only to the security interest created pursuant to the Note in favor of Alya and the rights of Alya under the Management Agreement.

                                      ARTICLE 5
                  DUTIES AND RESPONSIBILITIES OF THE SECURITY AGENT

Duties

          The Security Agent shall not be bound in any way by an agreement or contract between [PURCHASER 2] and Alya (whether or not the Security Agent has knowledge thereof), and the Security Agent's only duties and responsibilities shall be to hold the Software it receives and to deliver same in accordance with the terms of this Agreement. The Security Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing and signed by Alya and [PURCHASER 2] and, if its duties are affected, unless it shall have given its prior written consent thereto.

Authority to Act

          The Security Agent has the absolute authority to accept or act upon each executed Release Notice and any other document received pursuant to this Agreement, without any obligation of inquiry as to the validity, authenticity or accuracy thereof. Should it be necessary for the Security Agent to accept or act upon any instructions, directions, documents or instruments signed or issued by or on behalf of any corporation, partnership, fiduciary or individual, it shall not be necessary for the Security Agent to inquire into the authority of the signer(s). The Security Agent shall be protected in acting upon any notice, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to it, signed by any of the parties hereto, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of any information therein contained. Unless otherwise directed in a writing mutually executed by Alya and [PURCHASER 2], the Security Agent is hereby authorized to make deliveries pursuant hereto by the commercial courier, which the Security Agent, in its sole discretion, selects. The Security Agent shall not be liable in any manner for the acts, omissions, delays or failures to deliver by any such selected commercial couriers.

Amendment,  Resignation and/or Termination

          This Agreement may be altered or amended only with the consent of each of Alya, [PURCHASER 2] and Security Agent. The Security Agent may resign as Security Agent at any time upon 30 days' prior written notice to [PURCHASER 2]and Alya. [PURCHASER 2] and Alya may remove the Security Agent as security agent at any time upon 30 days' prior written notice to the Security Agent. In the event of resignation or removal of the Security Agent, Alya and [PURCHASER 2] shall attempt to mutually agree upon the selection of a new security agent. In the event that they are unable to agree, the new security agent shall be another firm of barristers and solicitors authorized to practice law in Canada or an independent, qualified trust or escrow company or organization selected by [PURCHASER 2]. From the date the Security Agent receives notice of termination or gives notice of resignation and until a successor Security Agent shall have been appointed and shall have accepted such appointment, the Security Agent's only duty shall be to hold any deposited Software then in the Security Agent's possession in accordance with the provisions of this Agreement (but without regard to any notices, requests, instructions or demands received by the Security Agent from any party hereto after the Security Agent's notice of resignation shall have been given or notice of termination shall be received). Upon the appointment of, and acceptance by, a successor security agent, the former Security

Agent shall deliver to the successor security agent any Software and other documents or instruments relating thereto then in its possession.

No Action Required

          In the event that any of the notices and/or Software or other documents or instruments to be delivered pursuant to the terms hereof are not delivered to the Security Agent, Security Agent shall have no duty whatsoever to take any action with respect to procurement of the same. The Security Agent shall have no obligation or responsibility to verify that any Software or other documents or instruments delivered hereunder are the Enhancements or other documents required to be delivered by Alya pursuant to the Purchase Agreement or the Management Agreement. The Security Agent may, however, allow such verification to be obtained at, or within a reasonable time of, such delivery by a qualified employee or agent of [PURCHASER 2] and may permit such employee or agent reasonable access to such Software, document or other instrument for the purposes of making such verification. For the purpose of this paragraph, the parties agree that such Software documents or other instrument may be initially delivered to such employee or agent for the sole purpose of making such verification followed by immediate delivery to the Security Agent.

Expense Reimbursement

          In addition to the indemnification obligations set forth herein, Alya hereby agrees to reimburse Security Agent for all expenses incurred in connection with performing and carrying out its responsibilities hereunder, including without limitation, legal and professional fees and expenses.

Disclaimer of Liability

          Except for fraud or intentional misconduct, neither the Security Agent nor its partners, employees or agents shall be liable to Alya, [PURCHASER 2] or any other party claiming beneficiary status under this Agreement for any act, or failure to act, by the Security Agent in connection with this Agreement. The Security Agent will not be liable for special, indirect, incidental or consequential damages hereunder.

Indemnity and Liability

          [PURCHASER 2], Alya and any party claiming beneficiary status under this Agreement hereby, jointly and severally, agree to indemnify and hold harmless and be liable to

Security Agent and each of its partners, employees and agents, absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including legal and professional fees and expenses, that may be asserted against or incurred by Security Agent or any of its partners, employees or agents, with respect to the performance of its duties under this Agreement. This indemnity shall survive the termination of this Agreement and the resignation or removal of the Security Agent.

Disputes and Interpleader

          In the event of any dispute between [PURCHASER 2] and Alya or any third party claiming beneficiary status under this Agreement, Security Agent may submit this matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Security Agent in connection therewith shall be borne by the party seeking a copy of the Software deposited with Security Agent. Without limiting the generality of the foregoing, if Security Agent shall be uncertain as to its duties or rights hereunder, shall receive any notice, advice, schedule, report, certificate, direction or other document from any person or entity with respect to the Software, that in the opinion of the Security Agent, in its sole discretion, is in conflict with any provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the ownership or right of possession of the Software or any part thereof, Security Agent shall be entitled, without liability to anyone, to refrain from taking any action other than to exercise best efforts to keep safely the Software until Security Agent shall be directed otherwise in writing by an order, decree, or judgment of a court of competent jurisdiction that is then finally affirmed on appeal or that by the lapse of time or otherwise is no longer subject to appeal; but Security Agent shall be under no duty to institute or defend any such proceeding.

No Conflict

          Alya and [PURCHASER 2] acknowledge that (a) the Security Agent or its partners, employees, agents or associates have provided counsel to [PURCHASER 2]in connection with the transactions contemplated by the Purchase Agreement; (b) the duties of the Security Agent hereunder are purely mechanical; and (c) the Security Agent is acting hereunder for the convenience of Alya and [PURCHASER 2]and shall not be impeachable or accountable because of any conflicting or potentially conflicting duty to [PURCHASER 2] or any advice provided to him.

Legal Counsel

          If the Security Agent believes it to be reasonably necessary to consult with counsel concerning any of its duties hereunder, or if the Security Agent becomes involved in litigation relating to this Agreement, Alya and [PURCHASER 2] shall be jointly and severally responsible for the costs, expenses and legal fees incurred by the Security Agent, and the Security Agent is authorized to act on the instructions of such counsel without being liable.

                                 ARTICLE 6
                                 NOTICES

All notices and other communications hereunder or in connection herewith shall be in writing and shall be given by personal delivery, international overnight courier service or facsimile, to the respective party at the address set forth below, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices, requests or communications shall be deemed effective upon personal delivery, or upon the next business day after sending by facsimile or two (2) business days following deposit with any international overnight courier service.

     If to Alya to:

               Alya International, Inc.
               2465 East Bayshore Road
               No. 348
               Palo Alto, CA 95125

               Attention: Chief Executive Officer
               Fax No.:   (650) 361-8286

     If to [PURCHASER 2] to:

               [PURCHASER 2]
               [PURCHASER 2'S ADDRESS]
               Fax No.: [PURCHASER 2'S FAX]

     If to Security Agent to:

               [SECURITY AGENT]
               [SECURITY AGENT'S ADDRESS]

               Attention: [SECURITY AGENT EMPLOYEE]
               Fax No.: [SECURITY AGENT FAX]

                                  ARTICLE 7
                                 ARBITRATION

In the event that either party disputes the release of the Software in accordance with Article 3 hereof, and such dispute cannot be resolved informally, such dispute shall be settled by final and binding arbitration in Calgary, Alberta, before a single arbitrator, in accordance with the Arbitration Act (Alberta), except as otherwise specifically provided herein. The arbitrator shall apply Alberta law for the purposes of construing and enforcing this Agreement and any dispute arising hereunder. The arbitration award shall be specifically enforceable; judgment upon any arbitration award may be entered in any court with personal jurisdiction over the parties and subject matter of the disputes.

                                   ARTICLE 8
                             NO WAIVER OF RIGHTS

The delay or failure of either party to enforce at any time any provision of this Agreement shall in no way be considered a waiver of any such provision, or any other provision, of this Agreement. No waiver of, or delay or failure to enforce any provision of this Agreement shall in any way be considered a continuing waiver or be construed as a subsequent waiver of any such provision, or any other provision of this Agreement. No waiver or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto.

                                   ARTICLE 9
                          BINDING EFFECT; ASSIGNMENT

This Agreement shall be binding upon, and enure to the benefit of, all the parties hereto and their respective successors, legal representatives and
assigns permitted under the Purchase Agreement.   Each of the parties hereto
acknowledges and accepts that any assignee permitted under the Purchase Agreement, which assignee has agreed to abide by and be bound by all the applicable conditions set forth in each of the Purchase Agreement, the Management Agreement and the Note, shall constitute an intended third party beneficiary under this Agreement, and be entitled to all the rights of an intended third party beneficiary. The parties will amend this agreement to include such persons, if requested to do so by [PURCHASER 2] or Alya, and in any event [PURCHASER 2] and Alya will notify the Security Agent of the name of any assignee.

                                   ARTICLE 10
                                  AUDIT RIGHTS

During the term of this Agreement, [PURCHASER 2] shall have the right, upon not less than ten days prior written notice to Alya, to examine all of the items which have been deposited with, and are being held by, the Security Agent, pursuant to the terms and conditions of this Agreement, for the purpose of ascertaining the completeness and accuracy of the deposited items.

                                   ARTICLE 11
                                    GENERAL

Validity

          If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be construed so as to most closely reflect the original intent of the parties but still be enforceable, and the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired thereby. The invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

Further Assurances

          The parties will, at any time and from time to time at the request of the other, execute and deliver any and all such further instruments or assurances as may be necessary or desirable to give effect to the terms and conditions of this Agreement.

Counterpart and Facsimile Execution

          This Agreement, and any and all ancillary documents contemplated herein, may be executed in one or more counterparts and may be executed by facsimile signatures and all such counterparts and facsimile signatures taken together will constitute one and the same Agreement and will be binding on the parties as if they had originally signed one copy of this Agreement.

Time of the Essence

          Time will be of the essence of this Agreement.

Costs

          Except as specifically provided in this Agreement, each party hereto will bear its own legal, accounting and other costs relating to all matters involved in this transaction.

Confidentiality

          The parties will treat this Agreement and all information relating to this Agreement and the transactions contemplated by this Agreement confidentially and no public disclosure by either party will be made without the prior approval of the other, not to be unreasonably withheld, except as legally required by a party to satisfy disclosure obligations to shareholders and regulators, in which case simultaneous notice of such disclosure will be given to the other party.

Entire Agreement

          This agreement, constitutes the entire Agreement among the parties and supersede all proposals, oral or written, and all other communications among them relating to the subject matter hereof.

Jurisdiction, Venue and Governing Law

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Alberta (regardless of that jurisdiction or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be arbitrated or litigated in the courts located in the Province of Alberta, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the provincial and federal courts located in the Province of Alberta, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

          IN WITNESS WHEREOF the undersigned have executed this Security Agent Agreement as of the date first set forth above.



                                       ALYA INTERNATIONAL INC.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:



                                       -----------------------------------
                                       [PURCHASER 2]



                                       [SECURITY AGENT]


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

SCHEDULE "A" to the Security Agent Agreement dated September 30, 1997

                                RELEASE NOTICE


[SECURITY AGENT]
[SECURITY AGENT'S ADDRESS]


Dear Sirs:

RE:  SECURITY AGENT AGREEMENT

This Release Notice is being delivered pursuant to the Security Agreement dated as of September 30, 1997 ("Security Agent Agreement"), among [PURCHASER 2]("[PURCHASER 2]"), Alya International Inc. ("Alya") and [SECURITY AGENT]("Security Agent"). Except as otherwise set forth herein, capitalized terms shall have the meanings ascribed to them in the Security Agent Agreement.

Security Agent is hereby authorized and directed to deliver all the Software and all documents, instruments and other items delivered to it by [PURCHASER 2] or Alya in its capacity as Security Agent to [______________].


Dated:                                 ALYA INTERNATIONAL INC.
      -----------------------

                                       By:
                                          --------------------------------



Dated:
      -----------------------          -----------------------------------
                                       [PURCHASER 2]